                                                                 EXHIBIT (c)(1)

                                                            Execution Copy
                                                            --------------



                         AGREEMENT AND PLAN OF MERGER



                                     Among



                               OHM CORPORATION,



                     INTERNATIONAL TECHNOLOGY CORPORATION



                                      and



                                 IT-OHIO, INC.



                         Dated as of January 15, 1998

                                TABLE OF CONTENTS


                                                                                                      Page
                                                                                                     -----

                                                 RECITALS

                                                ARTICLE I

                                 The Tender Offer and the Stock Purchase

1.1.         Tender Offer................................................................................2
1.2.         Company Action..............................................................................3
1.3.         The Share Repurchase........................................................................4
1.4.         Directors; Committees.......................................................................5


                                                ARTICLE II

                                   The Merger; Closing; Effective Time

2.1.         The Merger..................................................................................6
2.2.         Closing.....................................................................................6
2.3.         Effective Time..............................................................................6


                                               ARTICLE III

                                Articles of Incorporation, Regulations and
                           Officers and Directors of the Surviving Corporation

3.1.         The Articles of Incorporation...............................................................7
3.2.         The Regulations.............................................................................7
3.3.         Officers and Directors......................................................................7


                                                ARTICLE IV

                                  Effect of the Merger on Capital Stock;
                                         Exchange of Certificates

4.1.         Effect on Capital Stock.....................................................................7
4.2.         Exchange of Certificates....................................................................9
4.3.         Dissenters' Rights.........................................................................12
4.4.         Adjustments to Prevent Dilution............................................................13
4.5.         Treatment of Warrants and WH Options.......................................................13
4.6.         Treatment of the Debentures................................................................13
4.7.         NSC Spinoff................................................................................13

                                                                                                      Page
                                                                                                      ----
                                                 ARTICLE V

                                      Representations and Warranties
5.1.         Representations and Warranties of the Company..............................................14
5.2.         Representations and Warranties of Parent
                  and Merger Sub........................................................................28


                                                ARTICLE VI

                                                Covenants

6.1.         Company Interim Operations.................................................................41
6.2.         Parent Interim Operations..................................................................44
6.3.         Acquisition Proposals......................................................................45
6.4.         Meeting of the Company's Shareholders......................................................46
6.5.         Meeting of Parent's Stockholders...........................................................47
6.6.         Proxy Statement; Registration Statement....................................................47
6.7.         Filings; Other Action; Notification........................................................48
6.8.         Access.....................................................................................50
6.9.         Stock Exchange Listing and De-listing......................................................50
6.10.        Publicity..................................................................................50
6.11.        Benefits...................................................................................51
6.12.        Expenses...................................................................................54
6.13.        Indemnification; Directors' and
                  Officers' Insurance...................................................................55
6.14.        Debentures.................................................................................57
6.15.        Takeover Statutes..........................................................................58
6.16.        Agreement of Affiliates....................................................................58
6.17.        Legal Opinion..............................................................................58


                                               ARTICLE VII

                                                Conditions

7.1.         Conditions to Obligations of Parent
                  and Merger Sub........................................................................59
7.2.         Conditions to Obligations of the Company...................................................61


                                               ARTICLE VIII

                                               Termination

8.1.         Termination by Mutual Consent..............................................................63
8.2.         Termination by Either Parent or the Company................................................63
8.3.         Termination by Parent......................................................................63
8.4.         Termination by the Company.................................................................63
8.5.         Effect of Termination and Abandonment......................................................64

                                                                                                      Page
                                                                                                      ---
                                                ARTICLE IX

                                         Miscellaneous and General
9.1.         Survival...................................................................................65
9.2.         Modification or Amendment..................................................................66
9.3.         Waiver of Conditions.......................................................................66
9.4.         Counterparts...............................................................................66
9.5.         GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL..............................................66
9.6.         Notices....................................................................................67
9.7.         Entire Agreement; No Other Representations.................................................68
9.8.         No Third Party Beneficiaries...............................................................69
9.9.         Obligations of Parent and of the Company...................................................69
9.10.        Severability...............................................................................69
9.11.        Interpretation.............................................................................69
9.12.        Assignment.................................................................................70


                         AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of January 15, 1998, among OHM CORPORATION, an Ohio corporation (the "Company"), INTERNATIONAL TECHNOLOGY CORPORATION, a Delaware corporation
 -------
("Parent"), and IT-OHIO, INC., an Ohio corporation and a wholly-owned subsidiary
  ------
of Parent ("Merger Sub"), the Company and Merger Sub sometimes being hereinafter
            ----------
collectively referred to as the "Constituent Corporations."
                                 ----------- ------------

                                   RECITALS


          WHEREAS, the Boards of Directors of Parent and the Company each have determined that it is in the best interests of their respective shareholders for Parent and the Company to combine their respective businesses upon the terms and subject to the conditions set forth herein; and


          WHEREAS, in furtherance of such combination, it is proposed that Merger Sub shall make a cash tender offer (the "Offer") to acquire 13,933,000
                                                -----
Shares (as defined in Section 1.1(a)) for $11.50 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth herein; and


          WHEREAS, also in furtherance of such combination, the Boards of Directors of Parent, Merger Sub and the Company have each approved the merger (the "Merger") of Merger Sub with and into the Company in accordance with the
      ------
applicable provisions of the Ohio General Corporation Law (the "OGCL"), and upon
                                                                ----
the terms and subject to the conditions set forth herein; and


          WHEREAS, the Boards of Directors of Parent and the Company wish, as a part of the transactions contemplated by this Agreement, to provide for the purchase by the Company of 5,235,381 Shares (as defined in Section 1.1(a)) from Waste Management, Inc., a Delaware corporation ("WMX"), concurrently with the payment to BankBoston, N.A., as Depositary for the Offer on behalf of holders of Shares tendering into the Offer, of the aggregate purchase price for all Shares purchased in the Offer in a manner that will increase the aggregate number of Shares acquired for cash and make it possible for the Merger Consideration (as defined in Section 4.1(a)) to consist solely or primarily of shares of Parent Common Stock (as defined in Section 4.1(a)); and


          WHEREAS, certain shareholders of Parent have entered into agreements with the Company and Parent providing that such shareholders will vote or cause all shares of 6% Preferred Shares (as defined in Section 5.2(c)) controlled by them to be voted in favor of the issuance of shares of Parent Common Stock in the Merger (as defined in Section 2.1); and


          WHEREAS, certain shareholders of the Company have entered into agreements with the Company and Parent providing that such shareholders will tender or cause to be tendered in the Offer all or a specified number of Shares controlled by them, and will vote or cause to be voted all Shares controlled by them in favor of the Merger; and


          WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.


          NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein the parties hereto hereby agree as follows:


                                   ARTICLE I


                    The Tender Offer and the Stock Purchase



          1.1.  Tender Offer.  (a) Provided that this Agreement shall not have
                ------------
been terminated in accordance with Article VIII hereof and none of the events set forth in Annex A hereto shall have occurred or be existing, within five business days of the date hereof, Merger Sub will commence the Offer for 13,933,000 Shares at a price of $11.50 per Share, net to the seller in cash, subject to the conditions set forth in Annex A hereto. Subject to the conditions of the Offer set forth in Annex A hereto, Merger Sub will promptly accept for payment and pay for all Shares that are validly tendered and not withdrawn as soon as practicable after the later of 9:00 a.m. e.s.t. on February 17, 1998 and the twentieth business day of the Offer. Merger Sub shall not, without the prior written consent of the Company (such consent to be authorized by the Board of Directors of the Company), decrease the price per Share or change the form of consideration payable in the Offer, decrease the number of Shares sought, change the conditions to the Offer, impose additional conditions to the Offer or amend any other term of the Offer in any manner adverse to the holders of Shares or extend the Offer if all of the conditions to the Offer are satisfied or waived or waive the condition set forth in paragraph (f) of Annex A to this Agreement. So long as this Agreement is in effect and the conditions to the Offer have not been satisfied or waived, at the request of the Company from time to time, Merger Sub shall extend the Offer for a period not to exceed 10 business days after the previously scheduled expiration date of the Offer; provided, however, in no event shall Parent be obligated to extend the Offer
--------  -------
beyond March 31, 1998.


          (b) Parent agrees that the Offer to Purchase and related Letter of Transmittal relating to the Offer (which together constitute the "Offer
                                                                  -----
Documents") shall, in all material respects, comply with the requirements of the
---------
Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules
                                                  ------------
and regulations thereunder and other applicable laws. The Company and its counsel shall be given an opportunity to review and comment on the Offer Documents prior to their being filed with the SEC.


          1.2.  Company Action
                --------------

          (a) The Company hereby approves of and consents to the Offer and represents that its Board of Directors, at a meeting duly called and held on January 14, 1998, (i) unanimously determined that the transactions contemplated by this Agreement, including without limitation the Offer and the Merger, are fair to and in the best interests of the Company and its shareholders and unanimously approved and adopted this Agreement and the Offer, the Merger and the other transactions contemplated hereby (the "Transactions"), and (ii)
                                                 ------------
unanimously recommended that the shareholders of the Company accept the Offer and adopt this Agreement.


          (b) On the date of commencement of the Offer, the Company shall file with the Securities and Exchange Commission (the "SEC") a
                                                  ---
Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") containing the
                                         --------------
recommendation of the Company's Board of Directors described in Section 1.2(a); provided, however, that if the Board of Directors of the Company determines in
--------  -------
good faith,
taking into consideration the advice of outside legal counsel, that the amendment or withdrawal of such recommendation is likely to be required in order for its members to comply with their fiduciary duties under applicable law, then any such amendment or withdrawal, and any related amendment of the
Schedule 14D-9, shall not constitute a breach of this Agreement. The Company shall disseminate the Schedule 14D-9 to the extent required by Rule 14d-9 promulgated under the Exchange Act and any other applicable federal securities laws. The Schedule 14d-9 shall, in all material respects, comply with the requirements of the Exchange Act and the rules and regulations thereunder and other applicable laws. Merger Sub and its counsel shall be given an opportunity to review and comment on the Schedule 14D-9 and any amendment thereto prior to their being filed with the SEC.


          (c) In connection with the Offer, the Company will cause its transfer agent to furnish promptly to Merger Sub a list, as of a recent date, of the shareholders of record of Shares and their addresses, as well as mailing labels containing the names and addresses of all record holders of Shares and lists of security positions of Shares held in stock depositories. The Company will furnish Merger Sub with such additional information (including, but not limited to, updated lists of holders of Shares and their addresses, mailing labels and lists of security positions) and such other assistance as Parent or Merger Sub or their agents may reasonably request in communicating the Offer to the record and beneficial holders of Shares.



          1.3.  The Share Repurchase.  The Company agrees that it shall,
                --------------------
concurrently with the payment to BankBoston, N.A., as Depositary for the Offer on behalf of holders of Shares tendering into the Offer, of the aggregate purchase price for all Shares purchased in the Offer, purchase from WMX, at a price of $11.50 per Share in cash, 5,235,381 Shares, all pursuant to the Share Repurchase Agreement, dated the date hereof (the "Share Repurchase Agreement"),
                                                  --------------------------
between the Company and WMX (the "Share Repurchase").
                                  ----------------

          1.4.  Directors; Committees.
                ---------------------

          (a) If requested by Parent, the Company will, promptly following the purchase by Merger Sub of Shares pursuant to the Offer, take all actions necessary to cause persons designated by Parent to become directors of the Company so that the total number of such persons equals not less than the product of the total number of directors on the Board (giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by the Parent Companies (as hereinafter defined) bears to the total number of Shares then issued and outstanding rounded up to the next greatest nearest whole number. In furtherance thereof, the Company will increase the size of the Board, or use its reasonable best efforts to secure the resignation of directors, or both, as is necessary to permit Parent's designees to be elected to the Company's Board of Directors; provided that at all times prior to the Effective Time, the Company's
           --------
Board of Directors shall consist of at least two members who are neither officers, stockholders, designees nor affiliates of the Parent Companies ("Parent Representatives"). At such time, the Company, if so requested, will use
  ----------------------
its reasonable best efforts to cause persons designated by Parent to constitute the same percentage of each committee of such board, each board of directors of each Subsidiary (as hereinafter defined) of the Company and each committee of each such board (in each case to the extent of the Company's ability to elect such persons). The Company's obligations to appoint designees of Parent to the Board of Directors of the Company shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to such Section and Rule in order to fulfill its obligations under this Section 1.4(a) and shall include in the Schedule 14D-9, or in a separate Rule 14f-1 information statement provided to shareholders, such information with respect to the Company and its officers and directors and the Parent Representatives as is required under Section 14(f) and Rule 14f-1 to fulfill its obligations under this Section 1.4(a). Parent and Merger Sub will supply to the Company and will be solely responsible for any information with respect to either of them and their nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.



          (b) No action taken by the Board of Directors of the Company prior to the Effective Time pursuant to Article VIII or Sections 9.2 or 9.3 shall be effective unless such action is approved by the affirmative vote of at least a majority of the directors of the Company who are not Parent Representatives.

                                  ARTICLE II

                      The Merger; Closing; Effective Time

          2.1.  The Merger.  Subject to the terms and conditions of this
                ----------
Agreement, at the Effective Time (as defined in Section 2.3) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease (the "Merger"). The Company shall be the surviving
                                ------
corporation in the Merger (sometimes hereinafter referred to as the "Surviving
                                                                     ---------
Corporation") and shall continue to be governed by the laws of the State of
-----------
Ohio, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Section 3.1. The Merger shall have the effects specified in the OGCL.



          2.2.  Closing.  The closing of the Merger (the "Closing") shall take
                -------
place (i) at the offices of Gibson, Dunn & Crutcher, LLP, 200 Park Avenue, New York, New York at 10:00 A.M. on the first business day following the day on which the last to be fulfilled or waived of the conditions set forth in Article VII hereof shall be fulfilled or waived in accordance with this Agreement or
(ii) at such other place and time and/or on such other date as the Company and Parent may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."
           ------------

          2.3.  Effective Time.  As soon as practicable following the Closing,
                --------------
the Company and Parent will cause a Certificate of Merger (the "Ohio Certificate
                                                                ----------------
of Merger") to be executed and filed with the Secretary of State of the State of
---------
Ohio as provided in Section 1701.81 of the OGCL. The Merger shall become effective on the date on which the Ohio Certificate of Merger has been duly filed with the Secretary of State of the State of Ohio, and such time is hereinafter referred to as the "Effective Time."
                                --------------


                                  ARTICLE III

                  Articles of Incorporation, Regulations and
              Officers and Directors of the Surviving Corporation


          3.1.  The Articles of Incorporation.  Unless otherwise determined by
                -----------------------------
Parent prior to the Effective Time, the articles of incorporation of Merger Sub (the "Articles") in effect at the Effective Time shall be the articles of
      --------
incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and the OGCL, except that Article FIRST of the Articles shall be amended to read in its entirety as follows:


          "The name of the Corporation shall be OHM Corporation."


          3.2.  The Regulations.  Unless otherwise determined by Parent prior
                ---------------
to the Effective Time, the regulations of Merger Sub in effect at the Effective Time shall be the Regulations of the Surviving Corporation, until duly amended in accordance with the terms thereof and the OGCL.


          3.3.  Officers and Directors.  The directors of Merger Sub and the
                ----------------------
officers of the Company at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles and the Surviving Corporation's regulations.


                                  ARTICLE IV

                    Effect of the Merger on Capital Stock;
                           Exchange of Certificates




          4.1.  Effect on Capital Stock.  At the Effective Time, as a result
                -----------------------
of the Merger and without any action on the part of the holders of any shares of capital stock of the Company or Merger Sub:


          (a) Merger Consideration.  Each share of Common Stock, par value $0.10
              --------------------
per share, of the Company (each, a "Share" and, collectively, the "Shares")
                                    -----                          ------
issued and outstanding immediately prior to the Effective Time (other than (x) Shares purchased in the Offer or otherwise owned by Parent, Merger Sub or any other direct or indirect Subsidiary of Parent (collectively, the "Parent
                                                                  ------
Companies"), (y) Shares that are owned by the Company or any direct or indirect
---------
Subsidiary of the Company and in each case not held on behalf of third parties, or (z) Shares ("Dissenting Shares") that are owned by shareholders ("Dissenting
                -----------------                                    ----------
Shareholders") that have properly exercised appraisal rights pursuant to
------------
Sections 1701.84 et seq. of the OGCL (collectively, "Excluded Shares")) shall be
                 -- ---                              ---------------
converted into,
and become exchangeable for the right to receive (i) 1.394 (the
"Exchange Ratio") fully paid and non-assessable shares of Common Stock, $.01 par
 --------------
value per share, of Parent (the "Parent Common Stock"); provided, however, that
                                 -------------------    --------  -------
if the aggregate number of Shares accepted for payment and paid for pursuant to the Offer and purchased from WMX pursuant to the Repurchase Agreement is less than 19,168,381 Shares (the "Cash Share Number") (the number of Shares so paid
                             -----------------
for and purchased being referred to herein as the "Purchased Share Number"),
                                                   ----------------------
then the Exchange Ratio shall be adjusted (the "Adjusted Exchange Ratio") and
                                                -----------------------
shall be equal to the product obtained by multiplying the Exchange Ratio by a fraction, (A) the numerator of which is equal to (x) the number of Shares issued and outstanding immediately prior to the Effective Time (excluding Excluded Shares other than Dissenting Shares) (the "Final Outstanding Number") plus (y)
                                           ------------------------
the Purchased Share Number minus (z) the Cash Share Number and (B) the denominator of which is the Final Outstanding Number and (ii) if the Exchange Ratio has been adjusted pursuant to the immediately preceding proviso, an amount in cash equal to a fraction, (A) the numerator of which is the product of $11.50 and the amount by which the Cash Share Number exceeds the Purchased Share Number and (B) the denominator of which is the Final Outstanding Number. The consideration referred to in clauses (i) and (ii) of this Section 4.1(a) is hereafter referred to collectively as the "Merger Consideration." At the
                                           --------------------
Effective Time, all Shares shall no longer be outstanding and shall be cancelled and retired and shall cease to exist (in the case of Excluded Shares other than Dissenting Shares, without the payment of any consideration therefor), and each certificate (a "Certificate") formerly representing any of such Shares, other
                -----------
than Excluded Shares, shall thereafter represent only the right to receive the Merger Consideration and the right, if any, to receive cash in lieu of fractional shares pursuant to Section 4.2(e) and any distribution or dividends pursuant to Section 4.2(c).

          (b)  Capital Stock of Merger Sub.  At the Effective Time, each share
               ---------------------------
of Common Stock, par value $0.10 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

          4.2.  Exchange of Certificates.
                ------------------------

          (a) Exchange Agent.  As of the Effective Time, Parent shall deposit,
              --------------
or shall cause to be deposited, with an exchange agent selected by Parent with the Company's prior approval, which shall not be unreasonably withheld (the "Exchange Agent"), for the benefit of the holders of Shares (other than Excluded
---------------
Shares), certificates representing Parent Common Stock and (if applicable) cash comprising the aggregate Merger Consideration payable in accordance with Section 4.1(a) and, after the Effective Time, if applicable, any cash, dividends or other distributions with respect to the Parent Common Stock to be issued or paid pursuant to the last sentence of Section 4.2(c) in exchange for Shares outstanding immediately prior to the Effective Time (other than Excluded Shares) upon due surrender of the Certificates (or affidavits of loss in lieu thereof) pursuant to the provisions of this Article IV (such certificates for shares of Parent Common Stock and cash (if any) comprising the Merger Consideration, together with the amount of any dividends or other distributions payable with respect thereto, being hereinafter referred to as the "Exchange Fund").
                                                       -------------

          (b) Exchange Procedures.  As soon as reasonably practicable following
              -------------------
the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of Shares (other than holders of Excluded Shares)
(i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for (A) certificates representing shares of Parent Common Stock comprising the Merger Consideration,
(B) if applicable, cash comprising the Merger Consideration, and (C) any unpaid dividends and other distributions and cash in lieu of fractional shares.
Subject to Section 4.2(g), upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock that such holder is entitled to receive pursuant to this Article IV, (y) a check in the amount (after giving effect to any required tax withholdings) of (A) any cash comprising the Merger Consideration, plus (B) any cash in lieu of fractional shares, plus (C) any unpaid non-stock dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the provisions of this Article IV, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for any cash to be paid upon due surrender of the Certificate and any other dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if the Certificate formerly representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid, in form and substance reasonably satisfactory to Parent and the Exchange Agent. If any check or any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person (as defined below) requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Parent and the Exchange Agent that such tax has been paid or is not applicable.


          For the purposes of this Agreement, the term "Person" shall mean any
                                                        ------
individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 5.1(d)) or other entity of any kind or nature.

          (c) Distributions with Respect to Unexchanged Shares; Voting.  No
              --------------------------------------------------------
dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any Certificate, there shall be issued and/or paid to the former holder of such Certificate, without interest, the dividends or other distributions payable with respect to whole shares of Parent Common Stock with a record date on or after the Effective Time but with a payment date prior to surrender.

          (d) No Further Ownership Right in Shares.  All shares of Parent Common
              ------------------------------------
Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article IV (including any cash paid pursuant to this Article
IV) will be deemed, to the fullest extent permitted by applicable law, to have been issued (and paid) in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time.

          (e) Fractional Shares.  Notwithstanding any other provision of this
              -----------------
Agreement, no fractional shares of Parent Common Stock will be issued and any holder of Shares entitled to receive a fractional share of Parent Common Stock but for this Section 4.2(e) shall be entitled to receive a cash payment in lieu thereof, which payment shall represent such holder's proportionate interest in a share of Parent Common Stock based on the average closing price per share of Parent Common Stock on the New York Stock Exchange, Inc. (the "NYSE") for the
                                                               ----
ten trading days immediately prior to the Effective Time, as reported in the New York City edition of The Wall Street Journal.
                     -----------------------

          (f) Termination of Exchange Fund.  Any portion of the Exchange Fund
              ----------------------------
(including the proceeds of any investments thereof and any Parent Common Stock) that remains unclaimed by the shareholders of the Company for six months following the Effective Time shall be paid to Parent. Any shareholders of the Company who have not theretofore complied with this Article IV shall thereafter look only to Parent for payment of their shares of Parent Common Stock and any cash, dividends and other distributions in respect thereof payable and/or issuable pursuant to Section 4.1 and Section 4.2(c) upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (g)   Lost, Stolen or Destroyed Certificates.  In the event any
                --------------------------------------
Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and any cash, cash in lieu of fractional shares and any unpaid dividends or other distributions in respect of the Shares represented by such Certificate pursuant to this Agreement.


          4.3.  Dissenters' Rights.  No Dissenting Shareholder shall be
                ------------------
entitled to any portion of the Merger Consideration or cash in lieu of fractional shares thereof or any dividends or other distributions pursuant to this Article IV unless and until such Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under the OGCL, and any Dissenting Shareholder shall be entitled to receive only the payment provided by Sections 1701.85 et seq. of the
                                                                  -- ---
OGCL with respect to Shares owned by such Dissenting Shareholder. If any Person who otherwise would be deemed a Dissenting Shareholder shall have failed to properly perfect or shall have effectively withdrawn or lost the right to dissent with respect to any Shares, such Shares shall thereupon be treated as though such Shares had been converted into the right to receive the Merger Consideration with respect to such Shares as provided in this Article IV. The Company shall give Parent (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable law received by the Company relating to shareholders rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the OGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisals of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands.

          4.4.  Adjustments to Prevent Dilution.  In the event that the
                -------------------------------
Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares, or Parent changes the number of shares of Parent Common Stock or securities convertible or exchangeable into or exercisable for shares of Parent Common Stock, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably adjusted.


          4.5.  Treatment of Warrants and WH Options.  In consideration of the
                ------------------------------------
parties' respective agreements to consummate the Transactions, the Company, Parent and Merger Sub hereby agree as follows:


          (a) Pursuant to the Share Repurchase Agreement, at the Effective Time, the Warrants (as hereinafter defined) shall be cancelled and the Warrant Agreement (as hereinafter defined) shall be terminated.


          (b) Pursuant to that certain letter agreement, dated the date hereof, between the Company and the holder of the WH Options (the "Option Termination Agreement"), the WH Options shall be terminated on the earliest to occur of (i) the acceptance by Merger Sub of Shares for payment in the Offer, or (ii) the Effective Time, in exchange for the payment by the Company to such holder of $1,500,000 in cash.


          4.6.  Treatment of the Debentures.  The Company"s 8% Convertible
                ---------------------------
Subordinated Debentures due October 1, 2006 (the "Debentures") shall be treated
                                                  ----------
as set forth in Section 6.13.


          4.7.  NSC Spinoff.  Concurrently with the acceptance by Merger Sub
                -----------
of Shares for payment in the Offer, the Company shall pay a pro rata taxable
                                                            --- ----
distribution (the "NSC Distribution"), to holders of record of the Shares as of
                   ----------------
the close of business on the date immediately prior to the date Merger Sub accepts Shares for payment in the Offer, of all of the shares of common stock, par value $0.01 per share, of NSC Corporation held by the Company in a manner reasonably satisfactory to Parent, and the Offer Documents shall not contain any terms or conditions requiring holders of Shares to deliver NSC Corporation shares to Parent. All corporate action on the part of the Company necessary to effect the NSC Distribution shall be taken prior to the date on which Merger Sub accepts Shares for payment pursuant to the Offer. The NSC Distribution is an integral part of the plan of acquisition of the Company by Parent, with the result that for federal income tax purposes the NSC Distribution will be treated as a redemption of a pro rata portion of the Shares held by each holder of
                     --- ----
Shares under the principle of Zenz v. Quinlivan, 213 F.2d 914 (6th Cir. 1954).
                              ----    ---------


                                   ARTICLE V

                        Representations and Warranties


          5.1.  Representations and Warranties of the Company.  Except as set
                ---------------------------------------------
forth in the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company on or prior to entering into this Agreement (the "Company Disclosure Letter"), the Company hereby represents and warrants to
      -------------------------
Parent and Merger Sub that:


          (a) Organization, Good Standing and Qualification.  Each of the
              ---------------------------------------------
Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where any failure to be so qualified or in good standing, individually or when taken together with all other such failures, is not reasonably likely to have a Company Material Adverse Effect (as defined below). The Company has made available to Parent a complete and correct copy of the Company's and its Subsidiaries' articles or certificates of incorporation and by-laws or regulations, each as amended to the date hereof. The Company's and its Subsidiaries' articles or certificates of incorporation and by-laws or regulations so delivered are in full force and effect.


          As used in this Agreement, the term (i) "Subsidiary" means, with
                                                   ----------
respect to the Company, Parent or Merger Sub, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries, and (ii) "Company Material Adverse Effect"
                                               -------------------------------
means a material adverse effect on the financial condition, properties, business or results of operations of the Company and its Subsidiaries taken as a whole; provided, however, that to the extent that any such effect results directly from
--------  -------
the public announcement of the transactions contemplated by this Agreement or actions taken by Parent or its Subsidiaries after the date of this Agreement, such effect shall not be considered when determining if a Company Material Adverse Effect has occurred.


          (b) Capital Structure.  The authorized capital stock of the Company
              -----------------
consists of 50,000,000 Shares, of which 27,554,547 Shares were outstanding as of the close of business on January 14, 1998, 1,000,000 shares of Class A Preferred Stock, par value $10.00 per share, of which no shares were outstanding as of the date of this Agreement, and 1,000,000 shares of Class B Preferred Stock, par value $10.00 per share, of which no shares were outstanding as of the date of this Agreement. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. The Company has no Shares or shares of Class A Preferred Stock or Class B Preferred Stock reserved for issuance, except that, as of January 14, 1998, there were 4,950,000 Shares reserved for issuance pursuant to the Company's 1986 Stock Option Plan, Incentive Stock Plan and Nonqualified Stock Option Plan for Directors, and Shares having a maximum aggregate offering price of $2,400,000 reserved for issuance pursuant to the Company's Directors' Deferred Fee Plan (such plan, collectively with such 1986 Stock Option Plan, Incentive Stock Plan and Nonqualified Stock Option Plan for Directors, the "Stock Plans"), 700,000 Shares
                                                   -----------
subject to issuance upon exercise of the warrants (the "Warrants") issued under
                                                        --------
the Warrant Agreement, dated May 30, 1995, among the Company, WMX and Rust International Inc., 1,000,000 Shares subject to issuance upon exercise of the options set forth in the First Option Agreement and Second Option Agreement, each dated as of March 28, 1995, between the Company and H. Wayne Huizenga (the "WH Options"), and 2,395,834 Shares subject to issuance pursuant to the Debentures. The Company Disclosure Letter contains a correct and complete list of each outstanding option to purchase Shares under the Stock Plans (each a "Company Option"), including the
                                               --------------
holder (each of whom is a current or former director, officer or employee of the Company or its Subsidiaries), date of grant, exercise price and number of Shares subject thereto. Each of the outstanding shares of capital stock or other securities of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, except for directors' qualifying shares, owned by a direct or indirect wholly owned subsidiary of the Company, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Except for the Warrants, the WH Options and the Debentures, the Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter ("Voting Debt"). The Company is
                                                -----------
not the beneficial owner of any equity securities, except shares of capital stock of the Company's Subsidiaries.


          (c) Corporate Authority; Approval and Fairness.  (i) The Company has
              ------------------------------------------
all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate, subject only to adoption of this Agreement by the holders of a majority of the outstanding Shares (the "Company Requisite Vote"),
                                                      ----------------------
the Merger. This Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").
                                       -------------------------------

          (ii) The board of directors of the Company has received the opinion of its financial advisor, BT Alex.

Brown Incorporated, to the effect that the aggregate consideration to be received by the holders of the Shares in the Offer, the Merger and the NSC Distribution is fair from a financial point of view to such holders.


          (d) Governmental Filings; No Violations.  (i) Other than the filings
              -----------------------------------
and/or notices (A) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act of 1933, as amended (the
                       -------
"Securities Act")and the Exchange Act, (B) to comply with state securities or
---------------
"blue sky" laws, including, without limitation, the filing required by Section 1707.041 of the Ohio Revised Code, and (C) required to be made with the NYSE, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any governmental or regulatory authority, agency, commission, body or other governmental entity (each, a "Governmental Entity"), in connection with the execution and delivery of this
--------------------
Agreement by the Company and the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate transactions contemplated by this Agreement.


          (ii) The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the articles of incorporation or the regulations of the Company or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation reasonably likely to result in payments made by any party of $1,000,000 or more in any calendar year and not otherwise terminable by the other party thereto on 90 days' or less notice ("Contracts") binding upon the Company or any of its
                       ---------
Subsidiaries or any Law (as defined in Section 5.1(i)) or governmental or non-governmental permit or license to which the Company or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any such Contract, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. Section 5.1(d) of the Company Disclosure Letter sets forth, to the knowledge of the executive officers of the Company, a correct and complete list of Contracts of the Company and its Subsidiaries pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement (whether or not subject to the exception set forth with respect to clauses (B) and (C) above).


          (e) Company Reports; Financial Statements.  The Company has delivered
              -------------------------------------
to Parent each registration statement, report, proxy statement or information statement prepared by it since December 31, 1996, including (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996, (ii) the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, June 30, 1997, and September 30, 1997, and (iii) the Company's two Current Reports on Form 8-K dated June 17, 1997, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "Company Reports").
                                                           ---------------
As of their respective dates, the Company Reports did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income and of cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP")
                                                                        ----
consistently applied during the periods involved, except as may be noted therein.

          (f) Absence of Certain Changes.  Except as disclosed in the Company
              --------------------------
Reports filed prior to the date hereof, and except for the NSC Distribution and the Share Repurchase and the transactions incident thereto, since September 30, 1997 the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the financial condition, properties, business or results of operations of the Company and its Subsidiaries or any development or combination of developments of which the executive officers of the Company have knowledge that, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof; or (iv) any change by the Company in accounting principles, practices or methods. Since September 30, 1997, except as provided for herein or as disclosed in the Company Reports filed prior to the date hereof, there has not been any increase in the compensation payable or that could become payable by the Company or any of its Subsidiaries to any of their respective officers or any amendment of any of the Compensation and Benefit Plans other than increases or amendments in the ordinary course of business.


          (g) Litigation and Liabilities.  Except as disclosed in the Company
              --------------------------
Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the executive officers of the Company, threatened against the Company or any of its Subsidiaries or (ii) obligations or liabilities of the Company or any of its Subsidiaries, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law (as defined in Section 5.1(j)), or any other facts or circumstances of which the executive officers of the Company have knowledge that could result in any claims against, or obligations or liabilities of, the Company or any of its Subsidiaries, except for those that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

          (h)  Employee Benefits.
               -----------------

          (i) A copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of the Company and its Subsidiaries (the "Compensation and Benefit Plans") and any
                                   ------------------------------
trust agreement or insurance contract forming a part of such Compensation and Benefit Plans has been made available to Parent prior to the date hereof. The Compensation and Benefit Plans are listed in Section 5.1(h) of the Company Disclosure Letter and any "change of control" or similar provisions therein are specifically identified in Section 5.1(h) of the Company Disclosure Letter.

          (ii) Except for such instances as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect: (w) all Compensation and Benefit Plans are in compliance with all applicable law, including the Internal Revenue Code of 1986, as amended (the "Code") and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (x) each
                                                              -----
Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to
                                         ------------
be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS"), and the
                                                             ---
Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter; (y) as of the date hereof, there is no pending or, to the knowledge of the executive officers of the Company, threatened material litigation relating to the Compensation and Benefit Plans; and (z) neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.


          (iii) As of the date hereof, no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"), except for such instances as are not,
                     ---------------
individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. The Company and its Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E to Title IV of ERISA that would have, individually or in the aggregate, a Company Material Adverse Effect. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.


          (iv) The consummation of the Merger and the other transactions contemplated by this Agreement will not (x) entitle any employees of the Company or its Subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Compensation and Benefit Plans.


          (v) Except for such instances as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect: (x) no compensation payable by the Company or its Subsidiaries to any of its employees under any existing Compensation and Benefit Plan (including by reason of the transactions contemplated hereby) will be subject to disallowance under
Section 162(m) of the Code; and (y) any amount that could be received

(whether in cash or property or the vesting of property) by any employee, officer, director or independent contractor of the Company or any of its Subsidiaries who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment arrangement would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).


          (vi) except as specifically identified in Section 5.1(h) of the Company Disclosure Letter, no Compensation and Benefit Plan provides or will provide welfare benefits to former employees of the Company or any or its Subsidiaries except as required under Code Section 4980B.



          (i)  Compliance with Laws; Permits.  Except as set forth in the
               -----------------------------
Company Reports filed prior to the date hereof, the businesses of each of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively, "Laws"), except for violations or possible violations that, individually or in
 ----
the aggregate, are not reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. No material change is required in the Company's or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and the Company has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof. The Company and its Subsidiaries each has all permits, licenses, trademarks, patents, trade names, copyrights, service marks, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted except those the absence of which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement.

          (j) Environmental Matters.  Except as disclosed in the Company Reports
              ---------------------
and except for such instances as
would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect: (i) the properties currently owned or operated by the Company and its Subsidiaries are in compliance with all applicable Environmental Laws; (ii) the properties currently owned or operated by the Company or any of its Subsidiaries are not the subject of any pending or, to the knowledge of the executive officers of the Company, threatened investigation or notice from any Governmental Entity alleging the violation of any applicable Environmental Law; (iii) the Company and its Subsidiaries have not received any notice of violation concerning the operation of the business that has not been resolved; (iv) neither the Company nor any Subsidiary is currently subject to any court order, administrative order or consent decree in connection with any Environmental Law; (v) to the knowledge of the executive officers of the Company, the properties currently owned or operated by the Company or any of its Subsidiaries have not been used for the disposal of Hazardous Substances; (vi) to the knowledge of the executive officers of the Company, the properties currently owned or operated by the Company and its Subsidiaries have not had any emissions or discharges of any Hazardous Substances except as permitted under applicable Environmental Laws; (vii) the properties currently owned or operated by the Company or any of its Subsidiaries possess all material permits, licenses, authorizations and approvals required under applicable Environmental Laws with respect to the present conduct of the business; (viii) there are no circumstances that would reasonably be expected to subject the Company or any of its Subsidiaries to liability under any Environmental Law for the assessment, cleanup, response or removal of any Hazardous Substance at any location; and
(ix) in the 12 months prior to the date of this Agreement, the Company and its Subsidiaries have substantially complied at all times with the terms and conditions contained in the "Waste Handling Activities" Section of the Company's June 1997 Contracts Manual. As used herein the term "Environmental Law" means
                                                     -----------------
any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, order, decree or injunction enacted for the protection of the environment, (including air, water, soil and natural resources) or otherwise regulating the use, storage, handling, release or disposal of any hazardous or toxic substance and the term "Hazardous Substance" means any hazardous substance
                              -------------------
within the meaning of 101(14) of CERCLA, 42 U.S.C. ' 9601(14) or any other substance listed, defined, designated or classified as hazardous, toxic or radioactive pursuant to any applicable Environmental Law.


          (k) Taxes.  Except for such instances as would not, individually or in
              -----
the aggregate, be reasonably likely to have a Company Material Adverse Effect:
(i) The Company and its subsidiaries have filed completely and correctly in all material respects all Tax Returns which are required by all applicable laws to be filed by them, and have paid, or made adequate provision for the payment of, all material Taxes which have or may become due and payable pursuant to said Tax Returns and all other Taxes, governmental charges and assessments received to date other than those Taxes being contested in good faith for which adequate provision has been made on the most recent consolidated balance sheet of the Company set forth in the Company Reports. The Tax Returns of the Company and its Subsidiaries have been prepared, in all material respects, in accordance with all applicable laws and generally accepted principles applicable to taxation consistently applied; (ii) all material Taxes which the Company and its Subsidiaries are required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper taxing authorities to the extent due and payable; (iii) the Company and its Subsidiaries have not executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any Tax liabilities of the Company or any of its Subsidiaries for the fiscal years prior to and including the most recent fiscal year; (iv) neither the Company nor any of its Subsidiaries is a "consenting corporation" within the meaning of Section 341(f) of the Code; (v) the Company has at all times been taxable as a Subchapter C corporation under the Code; (vi) the Company has never been a member of any consolidated group (other than with the Company and its Subsidiaries) for Tax purposes; (vii) the Company is not a party to any tax sharing agreement or arrangement, other than with its Subsidiaries; (viii) no liens for Taxes exist with respect to any of the assets or properties of the Company, except for statutory liens for Taxes not yet due or payable or that are being contested in good faith; (ix) all of the U.S. Federal income Tax Returns filed by or on behalf of each of the Company and its Subsidiaries have been examined by and settled with the Internal Revenue Service, or the statute of limitations with respect to the relevant Tax liability expired, for all taxable periods through and including the period ending on the date on which the

Effective Time occurs; (x) all Taxes due with respect to any completed and settled audit, examination or deficiency litigation with any taxing authority have been paid in full; (xi) there is no audit, examination, deficiency, or refund litigation pending with respect to any Taxes and during the past three years no taxing authority has given written notice of the commencement of any audit, examination or deficiency litigation, with respect to any Taxes; (xii) neither the Company nor any of its Subsidiaries is bound by any currently effective private ruling, closing agreement or similar agreement with any taxing authority relating to a material amount of Taxes; (xiii) except with respect to like-kind exchanges pursuant to Section 1031 of the Code, the Company shall not be required to include in a taxable period ending after the Effective Time, any taxable income attributable to income that economically accrued in a prior taxable period as a result of Section 481 of the Code, the installment method of accounting or any comparable provision of state or local Tax law; (xiv) (A) no material amount of property of the Company is "tax exempt property" within the meaning of Section 168(h) of the Code, (B) no material amount of assets of the Company is subject to a lease under Section 7701(h) of the Code, and (C) the Company is not a party to any material lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect prior to the date of enactment of the Tax Equity and Fiscal Responsibility Act of 1982; and (xv) immediately following the Merger, the Company will not have any material amount of income or gain that has been deferred under Treasury Regulation Section 1.1502-13, or any material excess loss account in a Subsidiary under Treasury Regulation Section 1.1502-19.

          As used in this Agreement, (i) the term "Tax" (including, with
                                                   ---
correlative meaning, the terms "Taxes", and "Taxable") includes all federal,
                                -----        -------
state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports
                              ----------
(including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

          (l) Labor Matters.  Neither the Company nor any of its Subsidiaries
              -------------
is, as of the date hereof, a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is the Company or any of its Subsidiaries the subject of any material proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, is there pending or, to the knowledge of the executive officers of the Company, threatened, any material labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries.


          (m) Takeover Statutes.  Assuming the accuracy of Parent's
              -----------------
representations and warranties contained in Section 5.2(n), the board of directors of the Company has taken all necessary action so that no "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (including the control share acquisition provisions codified in Sections 1701.831 et seq. of the OGCL and the moratorium provisions codified in
                  -- ---
Sections 1704.02 et seq. of the OGCL (each a "Takeover Statute")) or any
                 -- ---                       ----------------
applicable anti-takeover provision in the Company's articles of incorporation or regulations is applicable to the Company, the Shares or the Transactions, except for the filing required by Section 1707.041 of the Ohio Revised Code.


          (n)  Vote Requirements.  The affirmative vote of the holders of a
               -----------------
majority of the outstanding Shares at the Company Meeting to approve this Agreement and the Merger is the only vote of the holders of any class or series of the Company's capital stock necessary to approve or adopt this Agreement and the transactions contemplated hereby.


          (o) Information Supplied.  None of the information supplied or to be
              --------------------
supplied by the Company specifically for inclusion or incorporation by reference in (i) the Offer Documents, at the time such documents are first published, sent or given to the holders of Shares, and at any time they are amended or supplemented, (ii) the Registration Statement (as defined in Section 6.6) to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger, at the time the

Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, or (iii) the Proxy Statement (as defined in Section 6.6), at the date it is first mailed to the Company shareholders and Parent stockholders or at the time of the Company Meeting or the Parent Meeting will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representations and warranties are made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement or contained in the Parent Reports incorporated by reference in the Offer Documents, the Registration Statement or the Proxy Statement.


          (p) Available Funds.  The Company has availability under the Revolving
              ---------------
Credit Agreement, dated as of May 31, 1995, among the Company, OHM Remediation Services Corp., Citicorp USA, Inc., as administrative agent, Bank of America Illinois, as issuing and paying agent, and the financial institutions listed therein (the "Credit Agreement") to consummate the transactions contemplated by the Share Repurchase Agreement, and has obtained all consents and approvals to permit the transactions contemplated by the Share Repurchase Agreement, and all consents and approvals of the lenders under the Credit Agreement required to permit the transactions contemplated by this Agreement and the Transactions.

          (q) Brokers and Finders.  Neither the Company nor any of its officers,
              -------------------
directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated in this Agreement except that the Company has employed Union Bancaire Privee International, Inc. and BT Alex. Brown Incorporated as its financial advisors, the arrangements with which have been disclosed to Parent prior to the date hereof.


          5.2.  Representations and Warranties of Parent and Merger Sub.
                -------------------------------------------------------
Except as set forth in the corresponding
sections or subsections of the disclosure letter delivered to the Company by Parent on or prior to entering into this Agreement (the "Parent Disclosure
                                                         -----------------
Letter"), Parent and Merger Sub each hereby represents and warrants to the
-------
Company that:


          (a) Capitalization of Merger Sub.  The authorized capital stock of
              ----------------------------
Merger Sub consists of 1,000 shares of Common Stock, par value $0.10 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent, and there are (i) no other shares of capital stock or voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub and
(iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.


          (b) Organization, Good Standing and Qualification.  Each of Parent and
              ---------------------------------------------
the Subsidiaries of Parent listed in Section 5.2(b) of the Parent Disclosure Letter is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where any failure to be so qualified or in such good standing, individually or when taken together with all other such failures, is not reasonably likely to have a Parent Material Adverse Effect (as defined below). Parent has made available to the Company a complete and correct copy of Parent's and its Subsidiaries' articles or certificates of incorporation and by-laws or regulations, each as amended to the date hereof. Parent's and its Subsidiaries' articles or certificates of incorporation and by-laws or regulations so delivered are in full force and effect.


          As used in this Agreement, the term "Parent Material Adverse Effect"
                                               ------------------------------
means a material adverse effect on the financial condition, properties, business or results of operations of the Parent and its Subsidiaries taken as a whole provided, however, that to the extent that any such effect results directly from
--------  -------
the public announcement of the transactions contemplated by this Agreement or actions taken by the Company or its Subsidiaries after the date of this Agreement, such effect shall not be considered when determining if a Parent Material Adverse Effect has occurred.


          (c) Capital Structure.  The authorized capital stock of Parent
              -----------------
consists of 50,000,000 shares of Parent Common Stock, of which 9,733,288 shares were outstanding as of the close of business on January 13, 1998, 45,000 shares of 6% Cumulative Convertible Participating Preferred Stock, par value $100 per share (the "6% Preferred Shares"), of which 45,000 shares were outstanding as of
            -------------------
the close of business on January 13, 1998, and 2,055,692 depositary shares, each representing a 1/100th interest in a share of Parent's 7% Cumulative Convertible Exchangeable Preferred Stock, par value $100 (the "7% Preferred Shares" and,
                                                   -------------------
collectively with the 6% Preferred Shares, the "Parent Preferred Shares"), of
                                                -----------------------
which 20,556 were outstanding as of the close of business on January 13, 1998. All of the outstanding Parent Common Stock and Parent Preferred Shares have been duly authorized and are validly issued, fully paid and nonassessable. Parent has no Parent Common Stock or Parent Preferred Shares reserved for issuance, except that, as of January 1, 1998, there were 870,253 shares of Parent Common Stock reserved for issuance pursuant to the Parent Compensation and Benefit Plans, 5,625,000 shares of Parent Common Stock subject to issuance upon conversion of the 6% Preferred Shares, 1,889,677 shares of Parent Common Stock subject to issuance upon conversion of the 7% Preferred Shares and 1,889,677 shares of Parent Common Stock subject to issuance pursuant to Parent's 7% Convertible Subordinated Debentures due 2008 (the "Parent Debentures"),
                                                   -----------------
1,250,000 shares of Parent Common Stock purchasable upon exercise of the Warrants issued November 20, 1996 to purchasers affiliated with the Carlyle Group, 65,157 shares of Parent Common Stock issuable pursuant to a litigation settlement and 117,915 shares of Parent Common Stock issuable under an acquisition agreement. Each of the outstanding shares of capital stock of each of Parent's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, except for directors' qualifying shares, owned by a direct or indirect wholly owned subsidiary of Parent, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of Parent or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligation evidencing such rights are authorized, issued or outstanding. Except for the Parent Debentures, Parent does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter ("Parent Voting Debt").
         ------------------

          (d)  Corporate Authority.
               -------------------

          (i) Each of the Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate, subject only to any stockholder approval necessary to permit the issuance of the shares of Parent Common Stock required to be issued pursuant to
Article IV (the "Parent Requisite Vote"), the Merger.  This Agreement is a valid
                 ---------------------
and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.


          (ii) The board of directors of Parent (A) has unanimously approved this Agreement, the Offer, the Merger and the other transactions contemplated hereby, and (B) has received the opinion of its financial advisor, Donaldson Lufkin & Jenrette Securities Corporation, to the effect that the consideration to be paid by Parent pursuant to this Agreement is fair to the Company from a financial point of view.


          (iii) Prior to the Effective Time and subject to obtaining the stockholder approval contemplated by Section 6.4, Parent will have taken all necessary corporate action to permit it to issue the number of shares of Parent Common Stock required to be issued pursuant to Article IV. The Parent Common Stock, when issued, will be validly issued, fully paid and nonassessable, and no stockholder of Parent will have any preemptive right of subscription or purchase in respect thereof. The Parent Common Stock, when issued, will be registered under the Securities Act and Exchange Act and registered or exempt from registration under any applicable state securities or "blue sky" laws.


          (e) Governmental Filings; No Violations.  (i) Other than the filings
              -----------------------------------
and/or notices (A)  under the HSR Act, the Securities Act and the Exchange Act,
(B) to comply with state securities or "blue sky" laws, including, without limitation, the filing required by Section 1707.041 of the Ohio Revised Code, and (C) required to be made with the NYSE, no notices, reports or other filings are required to be made by Parent or Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or Merger Sub from, any Governmental Entity, in connection with the execution and delivery of this Agreement by Parent and Merger Sub and the Offer, the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.


          (ii) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the making or consummation by Parent and Merger Sub of the Offer, the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate or by-laws of Parent and Merger Sub or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of Parent or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon Parent or any of its Subsidiaries or any Law or governmental or non-governmental permit or license to which Parent or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any such Contract, except, in the case of clause
(B) or (C) above, for breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement. Section 6.2(e) of the Parent Disclosure Letter sets forth, to the knowledge of the executive officers of Parent, a correct and complete list of Contracts of Parent and its Subsidiaries pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement (whether or not subject to the exception set forth with respect to clauses (B) and (C) above).

          (f) Parent Reports; Financial Statements.  Parent has delivered to the
              ------------------------------------
Company each registration statement, report, proxy statement or information statement prepared by it since March 28, 1997, including (i) Parent's Annual Report on Form 10-K for the year ended March 28, 1997, (ii) Parent's Amendment on Form 10-K/A dated July 28, 1997, (iii) Parent's Quarterly Reports on Form 10-Q for the periods ended June 27, 1997 and September 26, 1997, (iv) Parent's Current Reports on Form 8-K, dated January 17, 1997 and June 19, 1997, (iv) Parent's registration statement on Form S-4 (File No. 333-32219); and (v) Parent's Amendment No. 1 to registration statement on Form S-4 (File No. 333-32219); each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "Parent Reports"). As of their respective
                                    --------------
dates, the Parent Reports did not, and any Parent Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of Parent and its Subsidiaries as of its date and each of the consolidated statements of income and of cash flows included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.


          (g) Absence of Certain Changes.  Except as disclosed in the Parent
              --------------------------
Reports filed prior to the date hereof, since September 26, 1997 Parent and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the financial condition, properties, business or results of operations of Parent and its Subsidiaries or any development or combination of developments of which the executive officers of Parent have knowledge that, individually or in the aggregate, has had or is reasonably likely to result in a Parent Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Parent or any of its Subsidiaries, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Parent, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof; or (iv) any change by Parent in accounting principles, practices or methods.


          (h) Litigation and Liabilities.  Except as disclosed in the Parent
              --------------------------
Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the executive officers of Parent, threatened against Parent or any of its Subsidiaries or (ii) obligations or liabilities of Parent or any of its Subsidiaries, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law, or any other facts or circumstances of which the executive officers of Parent have knowledge that could result in any claims against, or obligations or liabilities of, Parent or any of its Subsidiaries, except for those that are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

          (i)  Employee Benefits.
               -----------------


          (i) A copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of Parent and its Subsidiaries (the "Parent Compensation and Benefit Plans") and any trust
                           -------------------------------------
arrangement or insurance contract forming a part of such Parent Compensation and Benefits Plans has been made available to the Company prior to the date hereof. The Parent Compensation and Benefit Plans are listed in Section 5.2(i) of the Parent Disclosure Letter and any "change of control" or similar provision therein are specifically identified in Section 5.2(i) of the Parent Disclosure Letter.


          (ii) Except for such instances as would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect: (w) all Parent Compensation and Benefit Plans are in compliance with all applicable law, including the Code and ERISA; (x) each Parent Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Parent Pension Plan") and that is intended to be qualified under
          -------------------
Section 401(a) of the Code has received a favorable determination letter from the IRS, and Parent is not aware of any circumstances likely to result in revocation of any such favorable determination letter; (y) as of the date hereof, there is no pending or, to the knowledge of the executive officers of Parent, threatened material litigation relating to the Parent Compensation and Benefit Plans; and (z) neither Parent nor any of its Subsidiaries has engaged in a transaction with respect to any Parent Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject Parent or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.


          (iii) As of the date hereof, no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Parent or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered an ERISA Affiliate of Parent, except for such instances as are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect. Parent and its Subsidiaries have not contributed, or been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980, except for such instances as are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Parent Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.


          (iv) The consummation of the Merger and the other transactions contemplated by this Agreement will not (x) entitle any employees of Parent or its Subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Parent Compensation and Benefit Plans or (z) result in any breach or violation of, or default under, any of the Parent Compensation and Benefit Plans.


          (v) Except for such instances as would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect: (x) no compensation payable by Parent or its Subsidiaries to any of its employees under any existing Parent Compensation and Benefit Plan (including by reason of the transactions contemplated hereby) will be subject to disallowance under Section 162(m) of the Code; and (y) any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer director or independent contractor of Parent or any of its Subsidiaries who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment arrangement would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).


          (vi) Except as specifically identified in Section 5.2(i) of the Parent Disclosure Letter, no Parent

Compensation and Benefit Plan provides or will provide welfare benefits to former employees of Parent or any of its Subsidiaries except as required under the Code.


          (j) Compliance with Laws; Permits.  Except as set forth in the Parent
              -----------------------------
Reports filed prior to the date hereof, the businesses of each of Parent and its Subsidiaries have not been, and are not being, conducted in violation of any Laws, except for violations or possible violations that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement. No material change is required in Parent's or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and Parent has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof. Parent and its Subsidiaries each has all permits, licenses, trademarks, patents, trade names, copyrights, service marks, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted except those the absence of which are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.


          (k) Environmental Matters.  Except as disclosed in the Parent Reports
              ---------------------
and except for such instances as would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect: (i) the properties currently owned or operated by Parent and its Subsidiaries are in compliance with all applicable Environmental Laws; (ii) the properties currently owned or operated by Parent or any of its Subsidiaries are not the subject of any pending or, to the knowledge of the executive officers of the Parent, threatened investigation or notice from any Governmental Entity alleging the violation of any applicable Environmental Law; (iii) Parent and its Subsidiaries have not received any notice of violation concerning the operation of the business that has not been resolved; (iv) neither Parent nor any Subsidiary is currently subject to any court order, administrative order or consent decree in connection with any Environmental Law; (v) to the knowledge of the executive officers of Parent, the properties currently owned or operated by Parent or any of its Subsidiaries have not been used for the disposal of Hazardous Substances; (vi) to the knowledge of the executive officers of Parent, the properties currently owned or operated by Parent and its Subsidiaries have not had any emissions or discharges of any Hazardous Substances except as permitted under applicable Environmental Laws;
(vii) the properties currently owned or operated by Parent or any of its Subsidiaries possess all material permits, licenses, authorizations and approvals required under applicable Environmental Laws with respect to the present conduct of the business; and (viii) there are no circumstances that would reasonably be expected to subject Parent or any of its Subsidiaries to liability under any Environmental Law for the assessment, cleanup, response or removal of any Hazardous Substance at any location.


          (l) Taxes.  Except for such instances as would not, individually or in
              -----
the aggregate, be reasonably likely to have a Parent Material Adverse Effect:
(i) Parent and its Subsidiaries have filed completely and correctly in all material respects all Tax Returns which are required by all applicable laws to be filed by them, and have paid, or made adequate provision for the payment of, all material Taxes which have or may become due and payable pursuant to said Tax Returns and all other Taxes, governmental charges and assessments received to date other than those Taxes being contested in good faith for which adequate provision has been made on the most recent consolidated balance sheet of Parent set forth in the Parent Reports. The Tax Returns of Parent and its Subsidiaries have been prepared, in all material respects, in accordance with all applicable laws and generally accepted principles applicable to taxation consistently applied; (ii) all material Taxes which Parent and its Subsidiaries are required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper taxing authorities to the extent due and payable; (iii) Parent and its Subsidiaries have not executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any Tax liabilities of Parent or any of its Subsidiaries for the fiscal years prior to and including the most recent fiscal year; (iv) neither Parent nor any of its Subsidiaries is a "consenting corporation" within the meaning of Section 341(f) of the Code; (v) Parent has at all times been taxable as a Subchapter C corporation under the Code; (vi) Parent has never been a member of any consolidated group (other than with Parent and its Subsidiaries) for Tax purposes; (vii) Parent is not a party to any tax sharing agreement or arrangement, other than with its Subsidiaries; (viii) no liens for Taxes exist with respect to any of the assets or properties of Parent, except for statutory liens for Taxes not yet due or payable or that are being contested in good faith; (ix) all of the U.S. Federal income Tax Returns filed by or on behalf of each of Parent and its Subsidiaries have been examined by and settled with the Internal Revenue Service, or the statute of limitations with respect to the relevant Tax liability expired, for all taxable periods through and including the period ending on the date on which the Effective Time occurs; (x) all Taxes due with respect to any completed and settled audit, examination or deficiency litigation with any taxing authority have been paid in full; (xi) there is no audit, examination, deficiency, or refund litigation pending with respect to any Taxes and during the past three years no taxing authority has given written notice of the commencement of any audit, examination or deficiency litigation, with respect to any Taxes; (xii) neither Parent nor any of its Subsidiaries is bound by any currently effective private ruling, closing agreement or similar agreement with any taxing authority relating to a material amount of Taxes;
(xiii) except with respect to like-kind exchanges pursuant to Section 1031 of the Code, Parent shall not be required to include in a taxable period ending after the Effective Time, any taxable income attributable to income that economically accrued in a prior taxable period as a result of Section 481 of the Code, the installment method of accounting or any comparable provision of state or local Tax law; (xiv) (A) no material amount of property of Parent is "tax exempt property" within the meaning of Section 168(h) of the Code, (B) no material amount of assets of Parent is subject to a lease under Section 7701(h) of the Code, and (C) Parent is not a party to any material lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect prior to the date of enactment of the Tax Equity and Fiscal Responsibility Act of 1982; and (xv) immediately following the Merger, Parent will not have any material amount of income or gain that has been deferred under Treasury Regulation Section 1.1502-13, or any material excess loss account in a Subsidiary under Treasury Regulation Section 1.1502-19.


          (m) Labor Matters.  Neither Parent nor any of its Subsidiaries is, as
              -------------
of the date hereof, a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is Parent or any of its Subsidiaries the subject of any material proceeding asserting that Parent or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, is there pending or, to the knowledge of the executive officers of Parent, threatened, any material labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving Parent or any of its Subsidiaries.


          (n) Ownership of Shares.  Neither Parent nor any of its Subsidiaries
              -------------------
is the beneficial owner (as such terms is used for purposes of Rule 13d-3 under the Exchange Act) of any Shares.


          (o) Takeover Statutes.  Assuming that neither the Company nor any of
              -----------------
its Subsidiaries is the beneficial owner (as such term is used for purposes of Rule 13d-3 under the Exchange Act) of any shares of Parent Common Stock or Parent Preferred Shares, the board of directors of Parent has taken all necessary action to be taken by Parent so that no Takeover Statute or any applicable anti-takeover provision in the Parent's certificate of incorporation or bylaws is applicable to Parent, the Parent Common Stock or the Transactions, except for the filing required by Section 1707.041 of the Ohio Revised Code.


          (p) Vote Requirements.  The affirmative vote of the holders of a
              -----------------
majority of the shares of Parent Common Stock and 6% Preferred Stock, represented in person or by proxy and voting together as a single class at the Parent Meeting to approve the issuance of shares of Parent Common Stock pursuant to this Agreement, is the only vote of the holders of any class or series of Parent's capital stock necessary in connection with the Transactions.


          (q) Information Supplied.  None of the information supplied or to be
              --------------------
supplied by Parent specifically for inclusion or incorporation by reference in
(i) the Schedule 14D-9, at the time such document is first published, sent or given to the holders of Shares, and at any time it is amended or supplemented,
(ii) the Registration Statement (as defined in Section 6.6) to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger, at the time the Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, or (iii) the Proxy Statement (as defined in Section 6.6), at the date it is first mailed to the Company shareholders and Parent stockholders or at the time of the Company Meeting or the Parent Meeting will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representations and warranties are made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement or contained in the Company Reports incorporated by reference in the Schedule 14D-9, the Registration Statement or the Proxy Statement.


          (r) Available Funds.  Parent has available working capital and a
              ---------------
commitment from one or more financial institutions that, when funded in accordance with its terms, will in the aggregate provide to Parent the funds necessary to consummate the Offer and the Merger and to pay all fees, expenses and costs in connection with its negotiation, execution and performance of this Agreement.


          (s) Brokers and Finders.  Neither Parent nor any of its officers,
              -------------------
directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated by this Agreement, except that Parent has employed Donaldson, Lufkin & Jenrette Securities Corporation as its financial advisor, the arrangements with which have been disclosed in writing to the Company prior to the date hereof.


                                  ARTICLE VI

                                   Covenants


          6.1.  Company Interim Operations.  The Company covenants and agrees
                --------------------------
as to itself and its Subsidiaries that, after the date hereof and prior to the date on which

Purchaser Representatives are elected to the Board of Directors of the Company in accordance with Section 1.3(a) hereof and represent at least a majority of such directors (unless Parent or the Company, as the case may be, shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed, except as otherwise expressly contemplated by this Agreement and except as set forth in Section 6.1 of the Company Disclosure Letter):

          (a) the business of it and its Subsidiaries shall be conducted in the ordinary and usual course consistent with past practice and it and its Subsidiaries shall use all reasonable best efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;


          (b) it shall not (i) issue, sell, pledge, dispose of or encumber any capital stock in any of its Subsidiaries; (ii) amend the articles or certificate of incorporation or regulations or bylaws of the Company or any of its Subsidiaries; (iii) split, combine or reclassify the outstanding shares of capital stock of the Company or any of its Subsidiaries; (iv) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends from its direct or indirect wholly-owned Subsidiaries; or (v) amend the terms of, repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, except in connection with the Stock Plans or pursuant to the Share Repurchase Agreement, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;


          (c) neither it nor any of its Subsidiaries shall (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any Voting Debt or any other property or assets (other than Shares issuable pursuant to options outstanding on the date hereof under the Stock Plans or upon conversion of the Debentures or exercise of the Warrants); (ii) other than in the ordinary and usual course of business consistent with past practice, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets (including capital stock of any of its Subsidiaries) or incur or modify any indebtedness or other liability in excess of $1,000,000; (iii) make any loans or advances to any person, except to employees in the ordinary course of business consistent with past practice; or (iv) make or authorize or commit for any capital expenditures other than in the ordinary and usual course of business consistent with past practice or in amounts less than $200,000 individually and $1,000,000 in the aggregate or, by any means, make any acquisition of, or investment in, assets or stock of any other Person or entity;

          (d) neither it nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Compensation and Benefit Plans or increase the salary, wage, bonus or other compensation of any employees except increases occurring in the ordinary and usual course of business consistent with past practice (which shall include normal periodic performance reviews and related compensation and benefit increases) or enter into any new employment or severance agreement with any director, officer or other employee of the Company or of any of its Subsidiaries except (i) with respect to the individuals listed in Section 6.1(d) of the Company Disclosure Letter or (ii) with respect to the renewal of any existing agreement by operation of its terms in the ordinary and usual course of business consistent with past practice;

          (e) neither it nor any of its Subsidiaries shall settle or compromise any material claims or litigation, except for settlements or compromises made in the ordinary course of business consistent with past practice involving payments by the Company or any of its Subsidiaries not in excess of $200,000 individually or $1,000,000 in the aggregate, or, except in the ordinary and usual course of business consistent with past practice, modify, amend or terminate any of its material Contracts or waive, release or assign any material rights or claims;


          (f) neither it nor any of its Subsidiaries shall make any Tax election or agree to an extension of a statute of limitations for any assessments of federal income tax or material state corporate income or franchise tax or permit any insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary and usual course of business;


          (g) neither it nor its Subsidiaries shall take any action, other than as required by GAAP, to change accounting policies or procedures or cash maintenance policies or procedures;


          (h) neither it nor its Subsidiaries shall take any action that would be reasonably likely to impede or delay the Transactions or adversely affect the parties' ability to consummate the Transactions;


          (i) neither it nor its Subsidiaries shall take any action that would be reasonably likely to diminish the value to the Company of the net operating losses set forth in the September 30, 1997 financial statements included in the Company Reports, except for the consummation of the Transactions; and


          (j) neither it nor any of its Subsidiaries shall authorize or enter into an agreement to do any of the foregoing.


          6.2.  Parent Interim Operations.  Parent covenants and agrees as to
                -------------------------
itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless the Company shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed, and except as otherwise expressly contemplated by this Agreement or in Section 6.2 of the Parent Disclosure Letter):


          (a) the business of it and its Subsidiaries shall be conducted in the ordinary and usual course consistent with past practice and it and its Subsidiaries shall use all reasonable best efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;


          (b) it shall not (i) amend the articles or certificate of incorporation or regulations or bylaws of Parent or any of its Subsidiaries;
(ii) split, combine or reclassify the outstanding shares of capital stock of Parent or any of its Subsidiaries; or (iii) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends from its direct or indirect wholly owned Subsidiaries and other than regular quarterly cash or "payment in kind" dividends on the Parent Preferred Shares;


          (c) neither it nor its Subsidiaries will take any action that would be reasonably likely to impede or delay the Transactions or adversely affect the parties' ability to consummate the Transactions; and


          (d) neither it nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.


          6.3.  Acquisition Proposals.  The Company agrees that neither it nor
                ---------------------
any of its Subsidiaries nor any officer, director or employee of the Company or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly through another person, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company further agrees that neither it nor
          --------------------
any of its Subsidiaries nor any of their respective officers, directors or employees shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly through another person, engage or participate in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall
          --------  -------
prevent either the Company or its Board of Directors at any time prior to the purchase of Shares pursuant to the Offer from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; (B) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Board of Directors receives from the Person so requesting such information an executed confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreement (as defined in Section 9.7); (C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written

Acquisition Proposal; or (D) recommending such an Acquisition Proposal to the shareholders of the Company, as the case may be, if and only to the extent that, in each such case referred to in clause (B), (C) or (D) above, the Board of Directors of the Company (x) determines in good faith, taking into consideration the advice of outside legal counsel, that such action is likely to be required in order for its members to comply with their fiduciary duties under applicable law and (y) determines in good faith, after consultation with its financial advisor, that such Acquisition Proposal is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal and would, if consummated, result in a transaction more favorable to the Company's shareholders from a financial point of view than the transaction contemplated by this Agreement (any such Acquisition Proposal being referred to herein as a "Superior Proposal"). The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section
6.2 and in the Confidentiality Agreement. The Company will notify Parent as promptly as reasonably practicable (and in any event not later than one business day after an inquiry or proposal is made) if any such inquiries or proposals (including the identity of the party making such inquiry or proposal and the terms thereof) are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company or such representatives.



          6.4.  Meeting of the Company's Shareholders.  The Company will take,
                -------------------------------------
consistent with applicable law and the Company's articles of incorporation and regulations, all action necessary to convene a meeting of holders of Shares (the "Company Meeting") as promptly as practicable to consider and vote upon the
 ---------------
adoption of this Agreement. The Board of Directors of the Company shall recommend such approval and the Company shall take all lawful action to solicit such approval; provided, however, that if the Board of Directors of the Company determines in good faith, taking into consideration the advice of outside legal counsel, that not recommending or soliciting such approval is likely to be required in order for its members to comply with their fiduciary duties under applicable law, then any failure by the Board of Directors of the Company to recommend or solicit such approval shall not constitute a breach of this Agreement. At any such meeting of the Company, Parent and Merger Sub shall cause all of the Shares acquired in the Offer and any other Shares then owned by the Parent Companies to be voted in favor of this Agreement.


          6.5.  Meeting of Parent's Stockholders.  If approval of the issuance
                --------------------------------
of shares of Parent Common Stock is required under the rules of the NYSE, Parent will take, consistent with applicable law and its certificate of incorporation and bylaws, all action necessary to convene a meeting of its shareholders (the "Parent Meeting") as promptly as practicable to consider and vote upon such
 --------------
issuance. The Board of Directors of Parent shall recommend such approval and Parent shall take all lawful action to solicit such approval; provided, however,
                                                              --------  -------
that if the Board of Directors of Parent determines in good faith, taking into consideration the advice of outside legal counsel, that not recommending or soliciting such approval is likely to be required in order for its members to comply with their fiduciary duties under applicable law, then any failure by the Board of Directors of Parent to recommend or solicit such approval shall not constitute a breach of this Agreement.


          6.6.  Proxy Statement; Registration Statement.  As promptly as
                ---------------------------------------
practicable following the date of this Agreement, the Company and Parent shall prepare and file with the SEC under the Securities Act and the Exchange Act and shall use all reasonable efforts to have cleared by the SEC, a proxy statement/prospectus or information statement/prospectus, as appropriate (the "Proxy Statement"), with respect to the Company Meeting and/or the Parent
 ---------------
Meeting, including a registration statement (together with any amendments thereto, the "Registration Statement") for the purpose of registering the shares
              ----------------------
of Parent Common Stock to be issued in connection with the Merger. As promptly as practicable after the Proxy Statement has been cleared by the SEC and the Registration Statement has been declared effective, the Company and Parent shall mail the Proxy Statement to their respective shareholders as of the record date for the Company Meeting or the Parent Meeting, as the case may be. Parent shall take such action as may be required to be taken under applicable state securities or "blue sky" laws in connection with issuance of the shares of Parent Common Stock to be issued in connection with the

Merger; provided that Parent shall not be required to become qualified as a
        --------
foreign corporation in any jurisdiction. The Proxy Statement shall contain the recommendation of the Board of Directors of the Company in favor of and adoption of this Agreement; provided, however, that if the Board of Directors of the Company determines in good faith, taking into consideration the advice of outside legal counsel, that for the Proxy Statement not to contain such recommendation is likely to be required in order for its members to comply with their fiduciary duties under applicable law, then any failure of the Proxy Statement to contain such recommendation shall not constitute a breach of this Agreement.


          6.7.  Filings; Other Action; Notification.  (a) Subject to the terms
                -----------------------------------
and conditions herein provided, the Company and Parent shall promptly make their respective filings and thereafter make any other required submissions under (i) the HSR Act, (ii) Section 1707.041 of the Ohio Revised Code, and (iii) the other regulatory filings necessary or appropriate in connection with the Offer, the Merger and the other transactions contemplated hereby. The Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Offer, the Merger or any of the other transactions contemplated by this Agreement; provided, however, that nothing in this Section 6.7 shall require Parent to offer to, or agree to, sell or hold separate and agree to sell, before or after the Effective Time, any material assets, businesses or any interest in any material assets or businesses of Parent, the Company or any of their respective affiliates (or to consent to any sale or agreement to sell by the Company of any of its material assets or businesses), or to agree to any material change in or restriction on the operations of any such assets or businesses, or to require, or be construed to require, an offer or agreement that would, in the reasonable judgment of

Parent, be likely to have a material adverse effect on the anticipated financial condition, properties, business or results of operations of the Parent and its Subsidiaries after the Merger, taken as a whole in order to obtain any necessary or advisable consent, registration, approval, permit or authorization from any Governmental Entity. Subject to applicable laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.


          (b) The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Transactions or any statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Offer, the Merger or the other transactions contemplated by this Agreement.


          (c) The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Transactions.


          (d) Except as required by applicable law and except as expressly contemplated by this Agreement, neither the Company, on the one hand, nor Parent or Merger Sub, on the other hand, will, and they will not permit any of their respective Subsidiaries to, take any action a purpose of which is to cause (i) any of the representations or warranties of such party set forth in this Agreement that are qualified as to materiality to become untrue, (ii) any of such representations and warranties that are not so qualified to be untrue in any material respect, or (iii) any of the conditions to the Merger set forth in Article VII not to be satisfied.


          6.8.  Access.  Upon reasonable notice, and except as may otherwise
                ------
be required by applicable law, the Company and Parent each shall (and shall cause its Subsidiaries to) afford the other's officers, employees, counsel, accountants and other authorized representatives (collectively, "Representatives") access, during normal business hours throughout the period
 ---------------
prior to the Effective Time, to its properties, books, contracts and records and, during such period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested, provided that no
                                                         --------
investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company, Parent or Merger Sub, and provided, further, that the foregoing shall not require the Company or Parent to
--------  -------
permit any inspection, or to disclose any information, that in the reasonable judgment of the Company or Parent, as the case may be, would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company or Parent, as the case may be, shall have used reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or Parent, as the case may be, or such Person as may be designated by either of its officers, as the case may be. All such information shall be governed by the terms of the Confidentiality Agreement.


          6.9.  Stock Exchange Listing and De-listing.  Parent shall use its
                -------------------------------------
best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE subject to official notice of issuance, prior to the Closing Date. The Surviving Corporation shall use its best efforts to cause the Shares to be de-listed from the NYSE and de-registered under the Exchange Act as soon as practicable following the Effective Time.


          6.10.  Publicity.  The initial press release pertaining to the
                 ---------
transactions contemplated by this Agreement shall be a joint press release and thereafter the Company and Parent each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange.


          6.11.  Benefits.
                 --------
          (a) Stock Options. Prior to the Effective Time, each holder of a
              -------------
Company Option shall be required to elect between the treatment of their Company Options under the provisions of either paragraph (i) or paragraph (ii) below.

          (i) Prior to the Effective Time, the Company shall take all corporate action necessary to cause each Company Option, whether vested or unvested, exercisable or unexercisable, without any action on the part of the holder (other than an election to be treated under this paragraph) to be converted into the right to receive an amount in cash equal to the product of (x) (1) the excess of $11.50 over (2) the exercise price per Share subject to such Company Option and (y) the number of Shares subject to such Company Option, payable to the holder of such Company Option at any time during the period commencing on the date hereof and ending immediately prior to the Effective Time; provided,
                                                                    --------
that the Company shall be entitled to withhold from such cash payment any amounts required to be withheld by applicable law. Each Company Option to which this paragraph applies will be cancelled and shall cease to exist by virtue of such payment.


          (ii) (A)   At the Effective Time, each Company Option, whether vested or unvested, exercisable or unexercisable, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Option, a number of shares of Parent Company Stock equivalent to the number of Shares that could have been purchased immediately prior to the Effective Time under such Company Option multiplied by the Exchange Ratio (without regard to any adjustment thereof and rounded up to the nearest whole number of shares of Parent Company Stock), at a price per share of Parent Company Stock (rounded up to the nearest whole cent) equal to (y) the aggregate exercise price for the Shares otherwise purchasable pursuant to such Company Option divided by (z) the Exchange Ratio (without regard to any adjustment thereof); provided, however, that
          --------  -------
in the case of any Company Option to which Section 422 of the Code applies, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. At or prior to the Effective Time, the Company shall make all necessary arrangements with respect to the Stock Plans to permit the assumption of the unexercised Company Options to which this paragraph (ii) of this Section 6.11 applies by Parent.


          (B) Effective at the Effective Time, Parent shall assume each Company Option to which this paragraph (ii) of this Section 6.11 applies in accordance with the terms of the Stock Plans under which it was issued and the stock option agreement by which it is evidenced. As soon as practicable after the Effective Time, Parent shall deliver to each holder of a Company Option to which paragraph
(ii) of this Section 6.11 applies appropriate notices setting forth such holders' rights pursuant to the Stock Plans, and the agreements evidencing the grants of such Company Options shall continue in effect on the same terms and conditions (subject to the conversion required by this Section 6.11 after giving effect to the Merger and the assumption by Parent as set forth above). To the extent necessary to effectuate the provisions of this Section 6.11, Parent may deliver new or amended agreements reflecting the terms of each Company Option assumed by Parent.


          (C) At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Options assumed by it in accordance with this Section 6.11. Promptly, but in no event later than three business days after the Effective Time, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form, or shall cause such Company Option to be deemed an option issued pursuant to a Parent Stock Plan for which shares of Parent Common Stock have been previously registered pursuant to an appropriate registration form, with respect to the Parent Common Stock subject to such Company Options, and shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Options remain outstanding.

          (b) Employee Compensation and Benefits.  (i) Parent agrees that
              ----------------------------------
following the Effective Time, the employees of the Company and its Subsidiaries who are employed by the Surviving Corporation or its Subsidiaries ("Company
                                                                    -------
Employees") shall become eligible to participate in the employee benefit plans
---------
and arrangements maintained by Parent or its Subsidiaries ("Parent Benefit
                                                            --------------
Plans") including, without limitation, severance plans, in the same manner as similarly situated employees of Parent. Parent or its Subsidiaries shall grant the Company Employees credit for all service credited by the Company for purposes of eligibility, vesting and the determination of benefits under vacation and severance pay plans. Parent shall, and shall cause the Surviving Corporation to, honor in accordance with their terms all employee benefit obligations to current and former employees under the Compensation and Benefit Plans in existence on the date hereof (including, without limitation, the plans and agreements listed in Section 5.1(h)(i) of the Company Disclosure Letter) and all employment or severance agreements entered into by the Company or adopted by the board of directors of the Company prior to the Effective Date; it being
                                                                   -- -----
understood that nothing contained herein shall limit or restrict the ability of
----------
Parent to modify or terminate any Compensation and Benefit Plan, or to merge any Compensation and Benefit Plan with any other plan, following the Effective Time.


          (ii) Any pre-existing condition exclusion under any Parent Benefit Plan providing medical or dental benefits shall be waived for any Company Employee who, immediately prior to commencing participation in such Parent Benefit Plan, was participating in a Company Benefit Plan providing medical or dental benefits and had satisfied any pre-existing condition provision under such Company Benefit Plan. Any expenses that were taken into account under a Company Benefit Plan providing medical or dental benefits in which the Company Employee participated immediately prior to commencing participation in a Parent Benefit Plan providing medical or dental benefits shall be taken into account to the same extent under such Parent Benefit Plan, in accordance with the terms of such Parent Benefit Plan, for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions and life-time benefit limits.


          (iii) Parent and the Company agree that, as soon as practicable following the date hereof, for purposes of Section 5(a)(ii) of each employment agreement entered into between the Company and the executives listed in paragraph 12 of Section 5.1(h)(i) of the Company Disclosure Letter (collectively, the "Employment
                                                               ----------
Agreements"), Price Waterhouse, LLP, who is independent of both Parent and the
----------
Company, will be appointed as tax counsel ("Tax Counsel") to make all relevant
                                            -----------
determinations required by Section 5(a) of the Agreements. It is further agreed that Tax Counsel shall take into account and consider all information provided by the parties, including the assumptions used and the valuations previously prepared by Ernst & Young in connection with Section 5(a) of the Employment Agreements (inclusive of the valuation of the non-competition agreements contained in each Employment Agreement), in making his or her determinations. The determinations of Tax Counsel shall be binding upon the executives and the Company. All fees and expenses of Tax Counsel shall be borne solely by the Company and the Company shall enter into any agreement requested by Tax Counsel in connection with the performance of services under the Employment Agreements. Parent also agrees that, effective as of the Effective Date, Section 5(a) of the Employment Agreements will be amended in the manner set forth in the Company Disclosure Letter.


          (c) Election to Parent's Board of Directors.  At the Effective Time of
              ---------------------------------------
the Merger, Parent shall promptly increase the size of its Board of Directors or exercise its reasonable best efforts to secure the resignation of present directors in order to cause Herbert A. Getz and Richard W. Pogue (the "Nominees") to be appointed to Parent's board of directors and, subject to
 --------
fiduciary obligations under applicable law, shall use its reasonable best efforts to cause the Nominees to be elected (or remain in office) as directors of Parent (divided as evenly as is possible among classes of directors) at the first annual meeting of stockholders of Parent with a proxy mailing date after the Effective Time.


          6.12.  Expenses.  The Surviving Corporation shall pay all charges
                 --------
and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article IV, and Parent shall reimburse the Surviving Corporation for such charges and expenses. Except as otherwise provided in Section 8.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that expenses incurred in connection with the filing fee for the Proxy

Statement and the Registration Statement and printing and mailing such documents shall be borne by Parent.


          6.13.  Indemnification; Directors' and Officers' Insurance.  (a) From
                 ---------------------------------------------------
and after the Effective Time, Parent shall indemnify and hold harmless, to the fullest extent permitted under applicable law (and Parent shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), each present and former director and officer of the Company and its Subsidiaries (collectively, the "Indemnified Parties")
                                                     -------------------
against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred
                                                              -----
in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including the transactions contemplated by this Agreement, which is based in whole or in part on, or arises in whole or in part out of the fact that such person is or was a director or officer of the Company or any of its Subsidiaries.


          (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 6.13, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, but the failure to so notify shall not relieve Parent of any liability it may have to such Indemnified Party if such failure does not materially prejudice Parent. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent shall have the right to assume the defense thereof with counsel reasonably acceptable to the Indemnified Party and Parent shall not be liable to any Indemnified Party for any legal expenses of other counsel thereafter incurred in connection with the defense thereof, (ii) the Indemnified Party will cooperate in all respects as reasonably requested by Parent in the defense of any such matter, and in connection therewith shall be entitled to reimbursement by Parent of expenses incurred in connection therewith, and (iii) Parent shall not be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that Parent shall not have
                                  --------  -------
any obligation
hereunder to any Indemnified Party if a court shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnified Party in the matter contemplated hereby is prohibited by law. If such indemnity is not available with respect to any Indemnified Party, then Parent and the Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits.


          (c) Parent and the Surviving Corporation shall maintain the Company's and its Subsidiaries' existing officers' and directors' liability insurance ("D&O Insurance") for a period of six years after the Effective Time so long as
---------------
the annual premium therefor is not in excess of 200% of the last annual premium paid prior to the date hereof (the "Current Premium"); provided, however, that
                                    ---------------    --------  -------
if the existing D&O Insurance expires, is terminated or canceled during such six-year period, the Surviving Corporation will use its commercially reasonable efforts to obtain as much D&O Insurance as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 200% of the Current Premium; provided further, that, in lieu of maintaining such existing
                 -------- -------
D&O Insurance as provided above, Parent may cause coverage to be provided under any policy maintained for the benefit of Parent or any of its Subsidiaries, so long as the terms are no less advantageous to the intended beneficiaries thereof than the existing D&O Insurance. In lieu of the maintenance or purchase of such insurance by Parent or the Surviving Corporation, the Parent or the Surviving Corporation may purchase a six-year extended reporting period endorsement ("reporting tail coverage") under the Company's existing directors' and officers' liability insurance coverage, provided that the total cost of the reporting tail coverage shall not exceed $420,000, and provided that such reporting tail coverage shall extend the director and officer liability coverage in force as of the date hereof for a period of six years from the Effective Time for any claims based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving wrongful acts or omissions occurring on or prior to the Effective Time, including without limitation all claims based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving the Offer, the Merger and any and all related transactions or related events.

          (d) The provisions of this Section 6.13 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and estates. Nothing in this Section 6.13 shall limit in any way any other rights to indemnification that any current or former director or officer of the Company or any of its Subsidiaries may have by contract or otherwise.


          (e) From and after the Effective Time, the Surviving Corporation shall fulfill, assume and honor in all respects the obligations of the Company pursuant to the Company's articles of incorporation, regulations and any indemnification agreement between the Company and any of the Company's directors and officers existing and in force as of the date of this Agreement. The Company agrees that the indemnification obligations set forth in the Company's articles of incorporation and regulations, in each case as of the date of this Agreement, shall survive the Merger with respect to any matter which is based in whole or in part on, or arises in whole or in part out of the fact that an individual is or was a director or officer of the Company or any of its Subsidiaries prior to the Effective Time.


          (f) If the Surviving Corporation or any of its successors or assigns
(i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the respective successors and assigns of the Parent and the Surviving Corporation shall assume all of the obligations set forth in this Section.


          6.14.  Debentures.  Prior to the Effective Time, the Company and
                 ----------
Parent shall enter into a supplemental indenture with the Trustee (as defined in the Debentures) pursuant to the indenture under which the Debentures were issued to provide, among other things, that on and after the Effective Time the Debentures will be convertible only into the Merger Consideration.



          6.15.  Takeover Statutes.  If any Takeover Statute is or may become
                 -----------------
applicable to the Transactions, each of Parent and the Company and its board of directors shall grant such approvals and take such actions as are reasonably necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.



          6.16.  Agreement of Affiliates.  The Company shall deliver to Parent,
                 -----------------------
prior to the date the Registration Statement becomes effective under the Securities Act, a letter (the "Affiliate Letter") identifying all Persons who
                               ----------------
are, or may be deemed to be, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable best efforts to cause each such Person who is identified as an "affiliate" in the Affiliate Letter to deliver to Parent, prior to the Effective Time, a written agreement (the "Affiliate Agreement") in substantially the form of Annex B hereto.
      -------------------

          6.17.  Legal Opinion.  The Company shall use its reasonable efforts
                 -------------
to cause its Ohio counsel to render to the lenders designated by Parent a (i) written "due incorporation", "due authorization" and "enforceability" opinion with respect to the Company, of this Agreement, the Share Repurchase Agreement and the Option Termination Agreement, (ii) written opinion that Chapter 1704 of the Ohio Revised Code is not applicable to the Transactions and (iii) written "due authorization" opinion by the Company with respect to those certain voting agreements to which the Company and certain shareholders of Parent and the Company are parties, which opinions shall contain assumptions, qualifications and exceptions customarily contained in legal opinions of such firm concerning such matters and shall be limited to the laws of the State of Ohio.


                                  ARTICLE VII

                                  Conditions


          7.1.  Conditions to Obligations of Parent and Merger Sub.  (a) If
                --------------------------------------------------
Merger Sub shall have purchased Shares pursuant to the Offer, the respective obligations of Parent and Merger Sub to consummate the Merger shall be subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by Parent or Merger Sub, as the case may be, to the extent permitted by applicable law:


          (i) Injunction.  No United States or state court or other Governmental
              ----------
     Entity of competent jurisdiction
     shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement (collectively, an "Order").
                        -----


          (ii) Effectiveness of Registration Statement.  The Registration
               ---------------------------------------
     Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement shall have been initiated or threatened by the SEC.


          (iii)  Stockholder Approval.  (1) This Agreement and the Merger shall
                 --------------------
     have been approved and adopted by the holders of a majority of the Shares, and (2) if required, the issuance of the Parent Common Stock in the Merger shall have been approved by the requisite vote of the stockholders of Parent.


          (iv) NYSE Listing. The Parent Common Stock to be issued in the Merger,
               ------------
     upon exercise of the Company Options assumed by Parent in connection with the Merger and the Debentures have been approved for listing, subject to official notice of issuance, on the NYSE.


          (b) If Merger Sub shall not have purchased Shares pursuant to the Offer, the respective obligations of Parent and Merger Sub to consummate the Merger shall be subject to the fulfilment of each of the following conditions, any or all of which may be waived in whole or in part by Parent or Merger Sub, as the case may be, to the extent permitted by applicable law:


          (i) Representations and Warranties.  The representations and
              ------------------------------
     warranties of the Company set forth in this Agreement shall have been true and complete in all material respects when made and as of the Effective Time, and Parent shall have received a certificate of the chief executive officer and chief financial officer of the Company to such effect.


          (ii) Performance of Obligations.  The Company shall have performed in
               --------------------------
     all material respects all obligations to be performed by it under this Agreement at or prior to the Effective Time, and Parent shall have received a certificate of the chief executive officer and chief financial officer of the Company to such effect.


          (iii)  HSR Act.  The waiting period applicable to the
                 -------
     consummation of the Merger under the HSR Act shall have expired or been terminated.


          (iv)   Order.  There shall be in effect no Order.
                 -----


          (v)    Effectiveness of Registration Statement.  The Registration
                 ---------------------------------------
     Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement shall have been initiated or threatened by the SEC.


          (vi)   Stockholder Approval.  (1) This Agreement and the Merger shall
                 --------------------
     have been approved and adopted by the holders of a majority of the Shares, and (2) if required, the issuance of the Parent Common Stock in the Merger shall have been approved by the requisite vote of the stockholders of Parent.


          (vii)  NYSE Listing. The Parent Common Stock to be issued in the
                 ------------
     Merger, upon exercise of the Company Options assumed by Parent in connection with the Merger and the Debentures shall have been approved for listing, subject to official notice of issuance, on the NYSE.


          7.2.   Conditions to Obligations of the Company.  (a) If Merger Sub
                 ----------------------------------------
shall have purchased Shares pursuant to the Offer, the obligations of the Company to consummate the Merger shall be subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable law:


          (i)    Order.  There shall be in effect no Order.
                 -----


          (ii)   Effectiveness of Registration Statement.  The Registration
                 ---------------------------------------
     Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration

     Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement shall have been initiated or threatened by the SEC.


          (iii)  Stockholder Approval.  (1) This Agreement and the Merger shall
                 --------------------
     have been approved and adopted by the holders of a majority of the Shares, and (2) if required, the issuance of the Parent Common Stock in the Merger shall have been approved by the requisite vote of the stockholders of Parent.


          (iv) NYSE Listing. The Parent Common Stock to be issued in the Merger,
               ------------
     upon exercise of the Company Options assumed by Parent in connection with the Merger and the Debentures shall have been approved for listing, subject to official notice of issuance, on the NYSE.


          (b) If Merger Sub shall not have purchased Shares pursuant to the Offer, the obligations of the Company to consummate the Merger shall be subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by the Company, as the case may be, to the extent permitted by applicable law:


          (i) Representations and Warranties.  The representations and
              ------------------------------
     warranties of Parent set forth in this Agreement shall have been true and complete in all material respects when made and as of the Effective Time, and the Company shall have received a certificate of the Chief Executive Officer and chief financial officer of Parent to such effect.


          (ii) Performance of Obligations.  Parent and Merger Sub shall have
               --------------------------
     performed in all material respects all obligations to be performed by them under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate of the chief executive officer and chief financial officer of Parent to such effect.


          (iii)  HSR Act.  The waiting period applicable to the consummation of
                 -------
     the Merger under the HSR Act shall have expired or been terminated.


          (iv) Order.  There shall be in effect no Order.
               -----

          (v)   Effectiveness of Registration Statement.  The Registration
                ---------------------------------------
     Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement shall have been initiated or threatened by the SEC.


          (vi)  Stockholder Approval.  (1) This Agreement and the Merger shall
                --------------------
     have been approved and adopted by the holders of a majority of the Shares, and (2) if required, the issuance of the Parent Common Stock in the Merger shall have been approved by the requisite vote of the stockholders of Parent.


          (vii) NYSE Listing. The Parent Common Stock to be issued in the
                ------------
     Merger, upon exercise of the Company Options assumed by Parent in connection with the Merger and the Debentures shall have been approved for listing, subject to official notice of issuance, on the NYSE.


                                 ARTICLE VIII

                                  Termination


          8.1.  Termination by Mutual Consent.  This Agreement may be
                -----------------------------
terminated and the Merger may be abandoned at any time prior to the expiration or termination of the Offer, before or after the approval by holders of Shares, by the mutual consent of Parent and the Company, by action of their respective Boards of Directors.



          8.2.  Termination by Either Parent or the Company.  This Agreement
                -------------------------------------------
may be terminated and the Merger may be abandoned by action of the Board of Directors of either Parent or the Company after June 15, 1998 if, prior thereto, Merger Sub shall not have purchased Shares pursuant to the Offer and the Effective Time shall not have occurred; provided, the party seeking termination
                                        --------
shall not have breached its obligations under this Agreement.


          8.3.  Termination by Parent.  This Agreement may be terminated and
                ---------------------
the Merger may be abandoned at any time prior to the acceptance for payment of Shares pursuant to the Offer, by action of the Board of Directors of Parent, if

(x) the Company shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by the Company at or prior to the expiration or termination of the Offer; or (y) the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Parent or Merger Sub its approval or recommendation of the Offer, this Agreement or the Merger or the Board of Directors of the Company, upon request by Parent, shall fail to reaffirm such approval or recommendation; or (z) the condition set forth in Section 7.1(b)(i) shall be incapable of being satisfied prior to June 15, 1998; provided that
                                                              --------
Parent shall not have breached its obligations under this Agreement.


          8.4.  Termination by the Company.  This Agreement may be terminated
                --------------------------
and the Merger may be abandoned at any time prior to the acceptance for payment of Shares pursuant to the Offer, by action of the Board of Directors of the Company, (x) prior to the expiration or termination of the Offer, if (i) (A) Parent or Merger Sub shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by Parent or Merger Sub at or prior to the expiration or termination of the Offer, or (B) any representation or warranty of Parent or Merger Sub set forth in this Agreement shall be inaccurate or incomplete in any material respect when made or thereafter and remains inaccurate or incomplete in any material respect, or (C) there shall have occurred any event or events that, individually or in the aggregate, have or are reasonably likely to have a Parent Material Adverse Effect, or (ii) Parent or Merger Sub shall have failed to commence the Offer within the time required in Section 1.1; or (y) if (i) the Board of Directors of the Company receives an unsolicited written offer with respect to a merger, consolidation or sale of all or substantially all of the Company's assets or an unsolicited tender or exchange offer for the Shares is commenced, and the Board of Directors of the Company (A) determines in good faith, taking into consideration the advice of outside legal counsel, that approval, acceptance or recommendation of such transaction is likely to be required in order for the members of the Company's Board of Directors to comply with their fiduciary duties under applicable law, and (B) determines in good faith, after consultation with its financial advisor, that such transaction is a Superior Proposal, and (ii) the Company pays the fee required by Section 8.5(b); or (z) the condition set forth in Section 7.2(b)(i) shall be incapable of being satisfied prior to June 15, 1998; provided that the Company shall not have breached its obligations under this Agreement. Upon the termination of this Agreement pursuant to this Section, Parent and Merger Sub shall immediately terminate the Offer.


          8.5.  Effect of Termination and Abandonment.  (a) In the event of
                -------------------------------------
termination of this Agreement and abandonment of the Merger pursuant to this
Article VIII, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except as provided in Section 8.5(b) below and Section 9.2 and except that nothing herein will relieve any party from liability for any breach of this Agreement.


          (b) If (x)(i) after the date hereof any corporation, partnership, person, other entity or group (as defined in Section 13(d)(3) of the Exchange
Act) other than Parent or Merger Sub or any of their respective subsidiaries or affiliates (collectively, a "13(d)(3) Person") shall have become the beneficial
                             ---------------
owner of a majority or more of the outstanding Shares or any 13(d)(3) Person shall have commenced, or shall have publicly announced an intention to commence, a bona fide tender offer or exchange offer for one third or more of the
  ---- ----
outstanding Shares, (ii) the Share Number Condition (as defined in Annex A) shall not have been satisfied and the Offer is terminated without the purchase of any Shares thereunder, and (iii) within one year following such termination, the Company shall have entered into an agreement with respect to an Acquisition Proposal with any person or other entity other than Parent or any Person or other entity becomes the beneficial owner of a majority or more of the outstanding Shares, in either case at a price per Share of $11.50 or more, or
(y) Parent shall have terminated this Agreement pursuant to Section 8.3(y), or
(z) the Company shall have terminated this Agreement pursuant to Section 8.4(y), then (if such fee has not already been paid) the Company shall promptly, but in no event later than two days after the date of such agreement or the effective time of such termination, as the case may be, pay Parent a fee of $15,000,000; provided that no fee shall be paid pursuant to this Section 8.5(b) if Parent
--------
shall have materially breached any of its obligations hereunder. The Company acknowledges that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amounts due pursuant to this Section 8.5(b), and, in order to obtain such payment, Parent or Merger Sub commences a suit which results in a judgment against the Company for the fee set forth in this Section 8.5(b), the Company shall pay to Parent or Merger Sub its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. on the date such payment was required to be made.


                                  ARTICLE IX


                           Miscellaneous and General


          9.1.  Survival.  This Article IX and the agreements of the Company,
                --------
Parent and Merger Sub contained in Sections 6.9 (Stock Exchange Listing and De-listing), 6.11 (Benefits), 6.12 (Expenses) and 6.13 (Indemnification; Directors' and Officers' Insurance) shall survive the consummation of the Merger. This
Article IX, the agreements of the Company, Parent and Merger Sub contained in
Section 6.12 (Expenses), Section 8.5 (Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.


          9.2.  Modification or Amendment.  Subject to the provisions of
                -------------------------
applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.



          9.3.  Waiver of Conditions.  The conditions to each of the parties'
                --------------------
obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.


          9.4.  Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

          9.5.  GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.  (a)  THIS
                ---------------------------------------------
AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF OHIO WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Ohio and the Federal courts of the United States of America located in the State of Ohio solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such an Ohio State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.5 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

          (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

          9.6.  Notices.  Any notice, request, instruction or other document
                -------
to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:



          if to Parent or Merger Sub:
          --------------------------


          James G. Kirk
          International Technology Corporation
          2790 Mosside Boulevard
          Monroeville, PA 15146-2792
          Telecopier:  (412) 858-3978

          with a copy to:

          Peter F. Ziegler
          Gibson, Dunn & Crutcher LLP
          333 South Grand Avenue
          Los Angeles, California 90071
          Telecopier:  (213) 229-7520



          if to the Company:
          -----------------


          Steven E. Harbour
          OHM Corporation
          5445 Triangle Parkway, Suite 400
          Norcross, Georgia 30092
          Telecopier:  (770) 849-3110

          with a copy to:

          Joseph B. Frumkin
          Sullivan & Cromwell
          125 Broad Street
          New York, New York 10004
          Telecopier:  (212) 558-3588

          and a copy to:

          Thomas C. Daniels
          Jones Day Reavis & Pogue
          North Point
          901 Lakeside Avenue
          Cleveland, Ohio  90071
          Telecopier:  (216) 579-0212
or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.


          9.7.  Entire Agreement; No Other Representations.  This Agreement
                ------------------------------------------
(including any exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter, the Share Repurchase Agreement, the Company Voting Agreement and Parent Voting Agreement, and the Option Termination Agreement and the Confidentiality Agreement, dated September 25, 1997, between Parent and the Company (the "Confidentiality Agreement") constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT AND MERGER SUB NOR THE COMPANY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.


          9.8.  No Third Party Beneficiaries.  Except as provided in Section
                ----------------------------
6.13 (Indemnification; Directors' and Officers' Insurance), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.


          9.9.  Obligations of Parent and of the Company.  Whenever this
                ----------------------------------------
Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

          9.10.  Severability.  The provisions of this Agreement shall be
                 ------------
deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.


          9.11.  Interpretation.  The table of contents and headings herein
                 --------------
are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."


          9.12.  Assignment.  This Agreement shall not be assignable by
                 ----------
operation of law or otherwise; provided, however, that Parent may designate, by
                               --------  -------
written notice to the Company, another wholly-owned direct or indirect Subsidiary to be a Constituent Corporation in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other Subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.



                    OHM CORPORATION



                    By: __________________________
                        Name:  James L. Kirk
                        Title: Chairman, President and
                                 Chief Executive Officer



                    INTERNATIONAL TECHNOLOGY CORPORATION



                    By: __________________________
                        Name:   Anthony J. DeLuca
                        Title:  President



                    IT-OHIO, INC.



                    By: __________________________
                        Name:   Anthony J. DeLuca
                        Title:  President

                                                            Annex A



                        Certain Conditions of the Offer
                        -------------------------------

          Notwithstanding any other provision of the Offer and provided that (i) the Share Repurchase shall have been completed subject only to the condition that Merger Sub shall have paid for Shares pursuant to the Offer and (ii) Merger Sub shall not be obligated to accept for payment any Shares until expiration or termination of all applicable waiting periods under the HSR Act, Merger Sub shall not be required to accept for payment, or may delay the acceptance for payment for any tendered Shares, or may, subject to the terms and conditions of the Merger Agreement, terminate or amend the Offer as to any Shares not then accepted for payment if 13,933,000 Shares shall not have been properly and validly tendered pursuant to the Offer and not withdrawn prior to the expiration of the Offer (the "Share Number Condition"), or, if on or after January 15, 1998 and prior to the time of acceptance for payment for any of such Shares, any of the following events shall occur:


          (a) the Company shall have breached or failed to perform in any material respect its obligations, covenants or agreements under the Merger Agreement and, with respect to any such failure that can be remedied, the failure shall not have been remedied within five business days after Parent has furnished the Company written notice of such failure, or any representation or warranty of the Company set forth in the Merger Agreement shall have been inaccurate or incomplete in any material respect when made or thereafter shall become and remain inaccurate or incomplete in any material respect;


          (b) there shall be instituted or pending any action, litigation, proceeding, investigation or other application (hereinafter, an "Action")
                                                                      ------
     before any court of competent jurisdiction or other governmental or regulatory authority, agency or commission in the United States (each a "Governmental Entity") by any Governmental Entity: (i) seeking to prohibit
     --------------------
     the consummation of the transactions contemplated by the Offer or the Merger; (ii) seeking to prohibit, or impose any material limitations on Parent's or Merger Sub's ownership or operation of all or a material portion of the Company's business or assets, or to compel Parent or Merger Sub to dispose of or hold separate all or a material portion of the Company's business or assets; or
     (iii) seeking to make the acceptance for payment of, purchase of, or repayment for, some or all of the Shares illegal;


          (c) any statute, rule, regulation, order or injunction shall be enacted, promulgated, entered, enforced or deemed to or become applicable to the Offer or the Merger that results in any of the consequences referred to in clauses (i) through (iii) of paragraph (b) above;


          (d) it shall have been publicly disclosed or Parent shall have otherwise learned that any person or "group" (as defined in Section 13(d)(3) of the Exchange Act), other than Parent and its Subsidiaries or any group of which any of them is a member, shall have acquired beneficial ownership (determined pursuant to Rule 13d-3 under the Exchange Act) or more than 50% of the outstanding shares, or any person, entity or group shall have entered into a definitive written agreement with the Company with respect to a tender offer or exchange offer for some portion or all of the Shares or a merger, consolidation or other business combination with or involving the Company;


          (e) there shall have occurred any event or events that, individually or in the aggregate, have or are reasonably likely to have a Company Material Adverse Effect;


          (f) the Merger Agreement shall have been terminated by the Company or Parent or Merger Sub in accordance with its terms or Parent or Merger Sub shall have reached an agreement or understanding in writing with the Company providing for a termination or amendment of the Offer or a delay in the acceptance for payment for the Shares; or


          (g) there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities on the NYSE (other than a shortening of trading hours or any coordinated trading halt triggered solely as a result of a specified increase or decrease in a market index),
     (ii) the declaration of any banking moratorium or any suspension of payments in respect of banks, or any limitation (whether or not mandatory) by any Governmental Entity on, or other event materially adversely affecting, the extension of credit by lending institutions in the United States, or (iii) a commencement of a war or armed hostilities directly or indirectly involving the United States;


which, in the reasonable judgment of Parent and Merger Sub, in any such case, make it inadvisable to proceed with the Offer and/or with the acceptance for payment for Shares.


          The conditions set forth in this paragraph 1 are for the sole benefit of Parent and Merger Sub and may be asserted by Parent or Merger Sub regardless of the circumstances giving rise to such condition or may be waived by Parent or Merger Sub, by express and specific action to that effect, in whole or in part at any time and from time to time in their sole discretion, except as otherwise provided in the Merger Agreement.

                                                            Annex B



                              FORM OF AFFILIATE AGREEMENT
                              ---------------------------



                                                            February __, 1998



International Technology Corporation
2790 Mosside Boulevard
Monroeville, Pennsylvania 15146-2792

Ladies and Gentlemen:


          Reference is made to the provisions of the Agreement and Plan of Merger, dated as of January 15, 1998 (together with any amendments thereto, the "Merger Agreement"), among OHM Corporation, an Ohio corporation (the "Company"), International Technology Corporation, a Delaware corporation ("Parent"), and IT-Ohio, Inc., an Ohio corporation and a wholly owned subsidiary of Parent ("Merger Sub"), pursuant to which, among other things, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation (the "Merger"). This agreement constitutes the undertakings of the undersigned contemplated by Section 6.16 of the Merger Agreement.


          I understand that I may be deemed to be an "affiliate" of the Company, as such term is defined for purposes of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and that the transferability of the shares of common stock, par value $0.01 per share, of Parent (the "Parent Common Stock") which I will receive upon the consummation of the Merger in exchange for my shares of common stock, par value $0.10 per share, of the Company (the "Shares") may be restricted. Nothing herein shall be construed as an admission that I am an affiliate.


          I hereby represent, warrant and covenant to Parent that:


          (a) I have the full power to execute and deliver this agreement and to make the representations and warranties herein and to perform the obligations hereunder;

          (b) I will not sell, transfer or otherwise dispose of any of the shares of Parent Common Stock except (i) pursuant to an effective registration statement under the Securities Act or (ii) as permitted by, and in accordance with, Rule 145, if applicable, or another applicable exemption under the Securities Act; and


               (c) I will not exercise appraisal rights in connection with the Merger.


          Parent agrees to cause either or both of the conditions set forth in Rule 144(c) under the Securities Act to be satisfied at all times during the period prior to the second anniversary of the Effective Time (as defined in the Merger Agreement).


          I hereby acknowledge that except as otherwise provided in the Merger Agreement or in the previous paragraph, Parent is under no obligation to register the sale, transfer or other disposition of the shares of Parent Common Stock or to take any other action necessary for the purpose of making an exemption from registration available.


          I understand that Parent will issue stop transfer instructions to its transfer agent with respect to the shares of Parent Common Stock that I receive upon consummation of the Merger and that a restrictive legend will be placed on the certificates delivered to me evidencing the shares of Parent Common Stock in substantially the following form:


     "This certificate and the shares represented hereby have been issued pursuant to a transaction governed by Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold or otherwise disposed of unless registered under the Securities Act pursuant to a Registration Statement in effect at the time or unless the proposed sale or disposition can be made in compliance with Rule 145 or without registration in reliance on another exemption from registration. Reference is made to that certain agreement dated February __, 1998 between the Holder and the Issuer, a copy of which is on file in the principal office of the Issuer.


          Parent agrees to release such stop transfer instructions and to cause this legend to be removed from the certificates delivered to me evidencing the shares of Parent Common Stock free of charge to the holder thereof promptly after the restrictions on transferability of the shares of Parent

Common Stock imposed by Rule 145 are no longer applicable or Parent breaches its obligations set forth in the first sentence of the fourth paragraph of this agreement, and after I surrender such certificates to the transfer agent with a request for such removal.


          This agreement shall be binding on successors to Parent and on my heirs, executors and estate.


          I hereby acknowledge that the receipt of this agreement by Parent is an inducement and a condition to Parent's obligation to consummate the Merger under the Merger Agreement and this agreement shall be governed by the laws of the State of Delaware.



                                        Very truly yours,



AGREED:

INTERNATIONAL TECHNOLOGY CORPORATION


By: _________________________
Name:
Title:

                                      B-3